                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                 BEACON CAPITAL PARTNERS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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

                         BEACON CAPITAL PARTNERS, INC.
                         ONE FEDERAL STREET, 26TH FLOOR
                          BOSTON, MASSACHUSETTS 02110

                            ------------------------

                   IMPORTANT SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 4, 2001

                            ------------------------

                                                                   March 7, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend the Special Meeting of Stockholders of Beacon Capital Partners, Inc., a Maryland corporation (the "Company" or "Beacon") to be held at the offices of Goodwin Procter LLP, counsel to the Company, 53 State Street, Boston, Massachusetts, 02109, on April 4, 2001, at 9:00 a.m., local time. At the Special Meeting, you will be asked to approve
(i) a proposal authorizing the Company to enter into a transaction or series of transactions which may result in the Company selling, transferring or exchanging all or substantially all of its assets (the "Asset Sale Plan" or the "Plan"), and (ii) an amendment to the charter of the Company which, as permitted by Maryland law, eliminates the appraisal rights of stockholders (the "Proposed Amendment").

    The principal purpose of the Asset Sale Plan is to maximize stockholder value through the orderly disposition of the majority of our assets and the distribution of the net proceeds to holders of our common stock and holders of units of Beacon Capital Partners, L.P. (the "Operating Partnership"). The Board of Directors of the Company has determined that the Asset Sale Plan is the most attractive alternative available that meets the primary objectives of our investors, realizing strong returns and obtaining liquidity.

    In our 1999 mid-year report, we noted that the public markets for real estate companies were weak and that we did not believe that an initial public offering was feasible. We therefore determined to access additional capital through the private equity markets. We raised $287.5 million in late 1999 and early 2000 through Beacon Capital Strategic Partners, L.P. ("Strategic Partners"). The Company is the general partner of this fund and the economic benefits of the general partner interest flow to the Company's stockholders. The Company also has an obligation to contribute equity capital to Strategic Partners in the amount of $57.5 million.

    Although the public equity markets for real estate companies have since recovered, we believe these markets have evolved in a way that will prevent us from receiving a favorable valuation for the Company. We believe that a company such as Beacon that is engaged in development and value-added transactions and that is focused on total returns and not on quarterly earnings would be under-appreciated in the public equity markets and would not receive an appropriate valuation.

    In light of this under-appreciation of real estate companies engaged in development and value-added transactions, we noted in our proxy statement in April 2000 and our 2000 mid-year report that we had adopted a plan of selling assets and returning capital over time. This plan was consistent with our stockholders' objectives. Through March 1, 2001, we have distributed approximately $12.00 in cash per share and interests in three voting trusts that were valued at approximately $7.94 per share at the time of distribution. We now believe that we should continue with this plan and are thus proposing that the stockholders of the Company formally approve the Asset Sale Plan, which would result in the sale, transfer or exchange of all or substantially all of our assets and is therefore subject to the stockholder vote required under applicable law.

    The Asset Sale Plan contemplates the following steps:

    - the orderly sale of our remaining properties for cash or such other form of consideration as may be conveniently distributed to our unitholders and stockholders;

    - after satisfaction of our outstanding liabilities and establishment of reserves for future liabilities, the distribution of the remaining net proceeds from the sale of these properties to the holders of units in the Operating Partnership and the holders of our common stock; and

    - the retention of our interest in Strategic Partners.

    Once a quorum is present or represented by proxy at the Special Meeting, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock is required to approve the Proposed Amendment and the Asset Sale Plan.

    In addition, the consent of partners of the Operating Partnership holding two-thirds of the outstanding units of limited partnership interests (other than the units held by the Company) is also required to approve the Plan. Beacon Capital Participation Plan, L.P., whose partners are all members of the Company's senior management, holds all of the outstanding units of limited partnership interest in the Operating Partnership (other than the units held by the Company) and in that capacity has already consented to the Plan, subject to the stockholders' approval of the Plan.

    Your Board of Directors, after carefully reviewing the Company's strategic alternatives and the terms and conditions of the Proposed Amendment and the Asset Sale Plan, has determined that the Proposed Amendment and the Asset Sale Plan are advisable and in the best interests of the Company and its stockholders, has approved both the Proposed Amendment and the Asset Sale Plan, and recommends that you vote "FOR" both the Proposed Amendment and the Asset Sale Plan. You should carefully read the entire accompanying proxy statement and other documents found in it. A copy of the Asset Sale Plan is attached as APPENDIX A to the proxy statement.

    PLEASE GIVE ALL OF THIS INFORMATION YOUR CAREFUL ATTENTION. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR AUTHORIZE A PROXY BY TELEPHONE OR OVER THE INTERNET TO VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. RETURNING A SIGNED PROXY CARD OR AUTHORIZING A PROXY BY TELEPHONE OR OVER THE INTERNET TO VOTE YOUR SHARES WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING, BUT YOUR PRESENCE (WITHOUT FURTHER ACTION) AT THE SPECIAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF A PREVIOUSLY DELIVERED PROXY.

    On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          ALAN M. LEVENTHAL
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         BEACON CAPITAL PARTNERS, INC.
                         ONE FEDERAL STREET, 26TH FLOOR
                          BOSTON, MASSACHUSETTS 02110

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 4, 2001

                            ------------------------

To the stockholders of Beacon Capital Partners, Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Beacon Capital Partners, Inc., a Maryland corporation (the "Company") will be held at the offices of Goodwin Procter LLP, counsel to the Company, 53 State Street, Boston, Massachusetts 02109, on April 4, 2001, at 9:00 a.m., local time, for the following purposes:

    - To approve an amendment to the charter of the Company eliminating stockholders' appraisal rights;

    - To consider and approve a plan authorizing the Company to sell, transfer or exchange all or substantially all of its assets; and

    - To consider and act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof or as may relate to the conduct of the Special Meeting.

    The Board of Directors of the Company has fixed the close of business on February 14, 2001 as the record date for determining those stockholders entitled to receive notice of and to vote at the Special Meeting. A proxy card and a proxy statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany and form a part of this notice.

                                   IMPORTANT

    YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR OVER THE INTERNET TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL CORPORATE INVESTOR COMMUNICATIONS, INC., WHICH IS ASSISTING US IN THE PROXY SOLICITATION PROCESS, TOLL-FREE AT (866) 241-2784.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Kathleen M. McCarthy
                                          SECRETARY

Boston, Massachusetts
March 7, 2001

                         BEACON CAPITAL PARTNERS, INC.
                         ONE FEDERAL STREET, 26TH FLOOR
                          BOSTON, MASSACHUSETTS 02110

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                               TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    1

OVERVIEW....................................................    2

SUMMARY.....................................................    4

  Overview of the Proposed Amendment........................    4

  Overview of the Asset Sale Plan...........................    4

  Potential Benefits of the Asset Sale Plan.................    5

  Potential Detriments of Approving the Asset Sale Plan.....    5

  Potential Detriments of Not Approving the Asset Sale
    Plan....................................................    5

  Assets Remaining Following the Adoption and Successful
    Implementation of the Asset Sale Plan...................    6

  Our Recommendation........................................    6

  Potential Conflicts of Interests..........................    6

  The Special Meeting.......................................    7

SELECTED HISTORICAL FINANCIAL DATA..........................    8

THE COMPANY'S DECISION TO IMPLEMENT THE ASSET SALE PLAN.....   10

THE COMPANY'S DISTRIBUTIONS TO DATE.........................   10

OUR REASONS FOR RECOMMENDING THE ASSET SALE PLAN............   13

SPECIAL MEETING.............................................   14

DESCRIPTION OF THE PROPERTIES...............................   16

  Wholly-Owned Properties...................................   16

  Jointly-Owned Properties..................................   16

LIST OF LIABILITIES AND DEBT MATURITY SCHEDULE..............   20

PROPOSAL NO. 1--AMENDMENT TO CHARTER OF THE COMPANY.........   23

  What are you being asked to approve?......................   23

  Why does the Board believe the Proposed Amendment is in
    the best interest of all of the stockholders?...........   23

  What vote is needed to approve the amendment to the
    Charter?................................................   23

  What is the Board's recommendation?.......................   23

  What does the proposed amendment to the Company's charter
    contemplate?............................................   23

PROPOSAL NO. 2--ASSET SALE PLAN.............................   25

  What are you being asked to approve?......................   25

  What vote is needed to approve the Asset Sale Plan?.......   25

  What is the Board's recommendation?.......................   25

  What does the Asset Sale Plan contemplate?................   25

  What are the key provisions of the Asset Sale Plan?.......   26

  What is Beacon's estimate of the amount of distributions
    to be paid to the stockholders as a result of the sale
    of assets?..............................................   27

  How long will the disposition of Properties take?.........   27

  Which stockholders have already agreed to vote in favor of
    the Asset Sale Plan?....................................   27

  What other matters does the Company believe are relevant
    to my vote?.............................................   28

    Distributions may be delayed due to the structure of the
     Company's management incentive plan....................   28

    No Assurances of Distributions..........................   29

    No Assurances as to Sale of Jointly Held Properties.....   29

    Sales of Properties Not Subject to Further Stockholder
     or Unitholder Approval.................................   29

    Qualification as a REIT.................................   29

    No Assurances as to Sales Prices of Assets..............   30

    Management's Potential Conflicts of Interest............   30

    Approval by Limited Partners of the Operating
     Partnership............................................   30

  What are the federal income tax consequences of the Asset
    Sale Plan?..............................................   30

    Tax Consequences to the Company.........................   31

    Prohibited Transactions.................................   31

    Taxation of United States stockholders on our capital
     gains resulting from the Asset Sale Plan...............   32

    Special tax considerations for foreign stockholders.....   32

ASSETS OF THE COMPANY FOLLOWING SUCCESSFUL IMPLEMENTATION OF
  THE ASSET SALE PLAN.......................................   34

  Our Interest in Strategic Partners........................   34

  Third Party Trustee.......................................   34

IMPACT OF THE ASSET SALE PLAN ON THE COMPANY'S COMPENSATION
  PLANS.....................................................   34

  How does the Asset Sale Plan impact the management
    incentive distributions?................................   34

RIGHTS OF OBJECTING STOCKHOLDERS............................   36

PRINCIPAL AND MANAGEMENT STOCKHOLDERS.......................   39

INDEPENDENT AUDITORS........................................   40

LEGAL MATTERS...............................................   41

STOCKHOLDER PROPOSALS.......................................   41

WHERE YOU CAN FIND MORE INFORMATION.........................   41

  Who Can Help Answer Your Questions?.......................   41

  Appendix A--Asset Sale Plan...............................  A-1

  Appendix B--Maryland Appraisal Rights Statute.............  B-1

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

    - Statements, including possible or assumed future results of the Company's operations and possible or assumed future results of the Company's decision to adopt a plan to enter into a transaction or series of transactions resulting in the Company selling, transferring or exchanging all or substantially all of its assets (the "Asset Sale Plan" or the "Plan"), including any forecasts, projections and descriptions of distributions which may be made under the Company's long-term management incentive plan, or of anticipated proceeds available for distribution, and any statements made in this proxy statement or in the documents filed with the Securities and Exchange Commission (the "SEC") regarding future cash flows, future business prospects, revenues, working capital, liquidity, capital needs, interest costs, liabilities, expenses, income or the effects of the Asset Sale Plan;

    - Any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "estimates," "projects" or similar expressions; and

    - Any other statements contained herein regarding matters that are not historical facts.

    Because these statements are subject to numerous risks and uncertainties, actual results may differ materially from those expressed or implied by our forward-looking statements. We caution you not to place undue reliance on these statements. In addition, the statements speak only as of the date of this proxy statement or as of such other date specifically referenced.

    Factors that could cause actual results to differ materially include, but are not limited to, the following:

    - we may not be able to complete the Asset Sale Plan in a timely manner or realize proceeds from the Asset Sale Plan in amounts that will enable us to provide distributions to our stockholders in amounts currently anticipated;

    - we may be unable to refinance, replace or extend any or all of our indebtedness on terms that are favorable to the Company, or at all;

    - occupancy rates and market rents may be adversely affected by economic and market conditions which are beyond our control, including imbalances in supply and demand for office space and the financial condition of our tenants, thus impacting our ability to sell assets and the prices we receive upon any such sales;

    - fluctuations in the value of the securities held through the Voting
      Trusts;

    - uncertainties related to the amount, if any, of incentive distributions under the long-term management incentive plan;

    - uncertainties relating to the implementation of our Asset Sale Plan;

    - uncertainties relating to domestic and international economic and political conditions;

    - uncertainties regarding the impact of regulations, changes in government policy and industry competition; and

    - other risks mentioned from time to time in our reports filed with the SEC, including the risk factors that were disclosed in our Form 10-K, which was filed with the SEC on March 30, 2000.

    THE CAUTIONARY STATEMENTS CONTAINED OR REFERRED TO IN THIS PROXY STATEMENT SHOULD BE CONSIDERED IN CONNECTION WITH ANY SUBSEQUENT WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS THAT MAY BE ISSUED BY US OR PERSONS ACTING ON OUR BEHALF. EXCEPT FOR OUR ONGOING OBLIGATIONS TO DISCLOSE MATERIAL INFORMATION AS REQUIRED BY THE FEDERAL SECURITIES LAWS, WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROXY STATEMENT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                    OVERVIEW

    We are asking you to approve an amendment to the charter of the Company, as permitted by recently enacted provisions of the Maryland General Corporation Law ("MGCL"), to eliminate an objecting stockholder's right to demand and receive the fair value of their stock upon the occurrence of certain events.

    We are also asking you to approve a plan authorizing us to sell, transfer or exchange all or substantially all of our assets. This Asset Sale Plan contemplates the following:

    - marketing and selling all of our wholly-owned properties:

       --  Fort Point Place Office;

       --  Fort Point Place Condominiums; and

       --  The Dallas Office and Industrial Portfolio.

    - marketing and selling all of our interest in each of our jointly-owned properties:

       --  Mathilda Research Centre I;

       --  Mathilda Research Centre II;

       --  Millennium Tower Office; and

       --  Millennium Tower Condominiums.

    Our wholly-owned properties and our interest in each of our jointly-owned properties are individually referred to as a "Property" and are collectively referred to as our "Properties." For more detailed information on the Properties, see "Description of the Properties" beginning on page 16.

    - if we are successful in selling all of the Properties, we intend to make distributions to the unitholders and common stockholders of the net proceeds from the sale of Properties, less the amounts required to satisfy our current and future liabilities. We currently believe that the net proceeds to be distributed if we successfully sell all of the Properties will be in an aggregate amount in the range of $4.00 to $8.00 per share (calculated on a fully diluted basis) after full payment to the holders of outstanding units of Beacon Capital Partners, L.P. (the "Operating Partnership"), including distributions to management of their incentive interest, if any, in the Operating Partnership under the Company's long-term management incentive plan, and the satisfaction of our liabilities. This range is in addition to the Company's distributions through March 1, 2001 of approximately $12.00 in cash per share and excludes proceeds that will be generated from the sale of assets held or acquired by Strategic Partners and the value of assets to be distributed from the Voting Trusts. See "The Company's Distributions to Date" on page
      10. The range set forth above is based solely upon management's current estimates of the values of the Properties and liabilities after considering internally prepared valuations. There can be no assurance that we will be successful in selling the Properties for values equaling or exceeding those currently estimated.

    - although we have no current plan to sell any of our Properties for consideration other than cash, we may determine to sell any Property or all of the Properties for transferable securities or other consideration depending on the values to be received in such transactions.

    - if we are successful in selling all of our Properties, our only remaining major asset will be our interest in Beacon Capital Strategic Partners, L.P. ("Strategic Partners"). We currently intend to retain our interest in Strategic Partners pursuant to the terms of the partnership agreement of Strategic Partners and will retain sufficient cash to fund our remaining equity commitment to

      Strategic Partners. Because we will continue to operate Strategic Partners and retain our interest in it, we are not adopting (or asking you to approve) a plan of liquidation for the Company.

    - subject to maximizing stockholder value, we currently intend to make these distributions to our common stockholders within two years of the date on which our stockholders approve the Plan.

    - distributions of a portion of the net proceeds may be delayed in order to ensure that the Operating Partnership is able to make any required distributions on the incentive interest issued to management under the long-term management incentive plan. See "What other matters does the Company believe are relevant to my vote?" on page 28.

    - the Board of Directors may determine not to proceed with the scheduled vote on the Asset Sale Plan. The Board of Directors may also terminate the Plan for any reason either before or after its approval by the stockholders.

    - our stockholders will generally recognize taxable income in connection with their receipt of the distributions we contemplate making from time to time as we sell Properties. For further discussion of tax matters associated with the Asset Sale Plan, see the discussion below under the heading "What are the federal income tax consequences of the Asset Sale Plan?" beginning on page 30.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU.

    UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," "US," THE "COMPANY," AND "BEACON" IN THIS PROXY STATEMENT REFER TO BEACON CAPITAL PARTNERS, INC., A MARYLAND CORPORATION, AND BEACON CAPITAL PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, TOGETHER WITH THEIR SUBSIDIARIES ON A CONSOLIDATED BASIS.

    FOR ADDITIONAL INFORMATION CONCERNING THE PROPOSED AMENDMENT AND THE ASSET SALE PLAN, YOU SHOULD READ THIS ENTIRE PROXY STATEMENT AND THE OTHER DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT. A COPY OF THE ASSET SALE PLAN IS INCLUDED IN THIS PROXY STATEMENT AS APPENDIX A.

OVERVIEW OF THE PROPOSED AMENDMENT

    The MGCL allows objecting stockholders of any corporation organized in Maryland to demand and receive fair value for their stock upon the occurrence of certain events, such as a corporation selling, transferring or exchanging all or substantially all of its assets. Maryland recognizes that this blanket provision may not be in the interest of every corporation or every stockholder and thus recently enacted an amendment to the MGCL which allows a company to provide in its charter that such right is not available. We believe the existence of this right to receive fair value permits a few stockholders to demand liquidity upon the occurrence of certain transactions in advance of the Company's being able to provide liquidity for all of its remaining stockholders. We believe that the exercise of this right by a few stockholders would not maximize stockholder value for all stockholders. The assets held by the Company are by their nature illiquid assets. Therefore, we propose to amend our charter to provide that this right is not available to our stockholders in any transaction, including in the Asset Sale Plan (the "Proposed Amendment"). This will ensure that all of our stockholders are treated equally upon the occurrence of such a transaction.

OVERVIEW OF THE ASSET SALE PLAN

    The Asset Sale Plan contemplates the orderly marketing and sale of the Properties for cash or such other form of consideration as may be conveniently distributed to our unitholders and stockholders. The principal purpose of the Asset Sale Plan is to maximize stockholder value by selling, transferring or exchanging all or substantially all of our assets and distributing the net proceeds of such sales, less the amounts required to meet our current and future obligations, to the holders of units of the Operating Partnership and holders of common stock of the Company. The Properties constitute the majority of our assets. Although we have no current plan to sell any of our Properties for consideration other than cash, we may determine to sell Properties for transferable securities or other consideration depending on the values to be received in such transactions. Currently, we have begun marketing all of our wholly-owned properties. No assurance can be given that we will be able to actually sell any of the Properties.

    If we are successful in selling all of our Properties, the only substantial asset remaining in the Company will be our interest in Strategic Partners. We currently intend to retain our interest in Strategic Partners pursuant to the terms of its partnership agreement. See "Assets Remaining Following the Adoption and Successful Implementation of the Asset Sale Plan" on page 6. Because we intend to retain our interest in Strategic Partners, we are not adopting (or asking you to approve) a plan of liquidation for the Company.

POTENTIAL BENEFITS OF THE ASSET SALE PLAN

    We believe that implementing the Asset Sale Plan benefits our stockholders in a number of ways, including the following:

    - If we are successfully able to sell all of the Properties, we currently intend to make distributions to the unitholders and common stockholders of the net proceeds from the sale of Properties less amounts required to satisfy our current and future liabilities. We currently believe that the net proceeds to be distributed if we successfully sell all of the Properties will be in an aggregate amount in the range of $4.00 to $8.00 per share (calculated on a fully diluted basis) after full payment to the holders of outstanding Operating Partnership units, including distributions to management of their incentive interest, if any, in the Operating Partnership under the Company's long-term management incentive plan, and the satisfaction of our liabilities. This range is in addition to the Company's distributions through March 1, 2001 of approximately $12.00 in cash per share and excludes proceeds that will be generated from the sale of assets held or acquired by Strategic Partners and the value of assets to be distributed from the Voting Trusts. See "The Company's Distributions to Date" on page 10. We cannot assure you that we will be successful in selling any or all of our Properties for values equaling or exceeding those we currently estimate or that such sales will occur as early as we anticipate. If the values of our Properties decline or if the costs and expenses related to the sales of our Properties exceed those which we currently estimate, then the Property sales may not result in aggregate distributions equal to or greater than the estimated recent market prices of the shares of common stock of the Company. Subject to maximizing stockholder value, we currently intend to make these distributions to our common stockholders within two years of the date on which our stockholders approve the Plan, however, no assurances can be made as to the actual amount and timing of the distributions;

    - Our management believes that the current conditions existing in the markets where we conduct business offer us the opportunity to sell our Properties at favorable prices, allowing us to provide liquidity to our investors and permitting our investors to realize a favorable return on their investment in the Company's common stock; and

    - After an extensive exploration of alternative strategies to meet our investors' goals of realizing strong returns and obtaining liquidity, we determined to adopt the Asset Sale Plan and submit it to our stockholders for approval. We determined that an initial public offering was not feasible and that the Asset Sale Plan was the best alternative to provide liquidity for our investors and to maximize stockholder value. We believe that no other alternative considered is reasonably likely to provide both liquidity and value equal to or greater than the Asset Sale Plan.

POTENTIAL DETRIMENTS OF APPROVING THE ASSET SALE PLAN

    In making our determination to recommend the Asset Sale Plan, we considered potential negative effects on our stockholders, which could result from implementing the Plan, including the following:

    - if the stockholders approve the Plan and the Plan is implemented, our stockholders will no longer participate in any future earnings or growth of the Properties or benefit from any increases in the value of the Properties once such Properties are sold; and

    - our stockholders may recognize taxable income in connection with their receipt of the distributions we contemplate making from time to time as we sell the Properties.

POTENTIAL DETRIMENTS OF NOT APPROVING THE ASSET SALE PLAN

    If our stockholders do not approve the Asset Sale Plan, we may be unable to sell, transfer or exchange all or substantially all of our assets.
Section 3-105 of the MGCL requires that the Company's stockholders approve any plan to sell, transfer or exchange all or substantially all of the Company's assets. Because the Company has already sold several assets, it risks violating Section 3-105 if it continues to sell significant assets without receiving the approval of its stockholders. In order to avoid any liability for violation of Section 3-105, it is likely the Company would curtail its efforts to sell the Properties. An inability to continue to sell Properties would impact the Company's ability to carry out its stated goal of realizing strong returns and obtaining liquidity for its investors.

ASSETS REMAINING FOLLOWING THE ADOPTION AND SUCCESSFUL IMPLEMENTATION OF THE ASSET SALE PLAN

    If the Asset Sale Plan is approved, we intend to market and sell all of the Properties. No assurance can be made that we will be able to sell any or all of the Properties on favorable terms. If we cannot sell a Property on what we consider to be favorable terms, we will continue to hold it.

    Upon successful completion of the Asset Sale Plan, our only remaining major asset will be our interest in Strategic Partners. We are the sole member of BCP Strategic Partners, LLC. BCP Strategic Partners, LLC is the sole general partner of Strategic Partners, a real estate limited partnership. On October 1, 1999, we completed the initial closing for Strategic Partners. Subsequent to October 1, 1999, we completed additional closings and as of March 28, 2000 (the final closing date for Strategic Partners) equity commitments to Strategic Partners totaled $287.5 million, of which our equity commitment was $57.5 million. The commitments include investments from various endowments, foundations, pension funds and other institutional investors. Strategic Partners will invest in strategic investments, specifically within the United States, with a focus on office properties. Strategic investments include redevelopment, development and other real estate opportunities where we can maximize value through our operating skills and expertise. We have agreed that for a period of up to two years from October 1, 1999, Strategic Partners will be our exclusive vehicle for new real estate investments.

    As of December 31, 2000, $3.2 million of our committed investment was funded. Following the Asset Sale Plan, we will retain sufficient cash to meet our remaining equity commitment to Strategic Partners. In June 2000 we received a distribution of approximately $25 million related to our investment in Strategic Partners. This distribution was attributable to Strategic Partners' investment in, and later sale of, a building located at 233 Fremont Street in San Francisco. We currently intend to continue to hold our interest in Strategic Partners pursuant to the terms of the partnership agreement of Strategic Partners. Consequently, we are not asking you to approve a plan to liquidate the Company.

    Three wholly-owned subsidiaries of Beacon Capital Partners, Inc. serve as trustees of three voting trusts we have created. The companies serving as trustees are BCP Voting, Inc., Cypress Voting, Inc., and CO Space Voting, Inc. These three subsidiaries do not have any significant assets. We will continue to hold the stock of these companies while they serve as trustees of these voting trusts (the "Voting Trusts").

OUR RECOMMENDATION

    Your Board of Directors believes that the Proposed Amendment and the Asset Sale Plan are each advisable and in the best interest of Beacon and its stockholders. Accordingly, the Board of Directors unanimously recommends that you vote FOR the Proposed Amendment and FOR the Asset Sale Plan.

POTENTIAL CONFLICTS OF INTERESTS

    In considering the recommendation of the Board of Directors with respect to the Proposed Amendment and the Asset Sale Plan, and in implementing the Plan, you should be aware that some of our directors and officers may have had or may have interests that are different from your interests as a stockholder. In particular, the adoption of the Asset Sale Plan will have an impact on the Company's management compensation plan. See "Impact of the Asset Sale Plan on the Company's Compensation

Plans" on page 34. In addition, distributions of some portion of the net proceeds may be delayed in order to ensure that the Company is able to make any required distributions under its long-term management incentive plan. See "What other matters does the Company believe are relevant to my vote?" on page 28.

    To reduce the Company's general and administrative expenses under the Asset Sale Plan, the Company may contract with or establish an external advisor to manage the Company's assets. If the Company chooses to engage the services of an external advisor, it may choose to use an advisor affiliated with Alan M. Leventhal, the Company's Chief Executive Officer. Any agreement with an affiliate of Alan M. Leventhal to manage the Asset Sale Plan, or any other related party transaction, would be negotiated on an arms' length basis and would require the unanimous approval of the Company's disinterested directors.

THE SPECIAL MEETING

    You are being asked to approve the adoption of the Proposed Amendment and the Asset Sale Plan. You are entitled to vote at the Special Meeting if you owned shares of common stock of record at the close of business on February 14, 2001. You will have one vote for each share of common stock that you owned of record on February 14, 2001 for each proposal considered at the Special Meeting.

    Approval of the Proposed Amendment and the Asset Sale Plan each require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock. In addition, the consent of partners holding two-thirds of the outstanding units of limited partnership interest in the Operating Partnership (other than the units held by the Company) is required to approve the Plan. Beacon Capital Participation Plan, L.P. ("BCPPLP") holds all of the outstanding units of limited partnership interest in the Operating Partnership (other than the units held by the Company) and has consented to the Plan, subject to the Plan being approved by the stockholders. BCPPLP is a partnership, all of the partners of which are members of the Company's senior management.

    At the close of business on February 14, 2001, the record date for determining those stockholders eligible to vote at the Special Meeting, there were 21,730,888 shares of common stock outstanding.

                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data, for our last fiscal year and for the period from our inception on January 21, 1998 to December 31, 1998, has been derived from our audited consolidated financial statements. The selected historical financial data for the nine-month periods ended
September 30, 2000 and September 30, 1999 has been derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements for the nine-month periods have been prepared on a basis consistent with the Company's audited financial statements and, in the opinion of management, include all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations for those periods. The results of operations for the nine-month period ended September 30, 2000, are not necessarily indicative of results for the year ending December 31, 2000, or any future period. This information is only a summary, and you should read it together with the historical financial statements and related notes contained in the annual and quarterly reports and other information that we have filed with the SEC. See "Where You Can Find More Information" on page 41.

                                                          NINE MONTHS
                                                             ENDED                         FOR THE PERIOD FROM
                                                         SEPTEMBER 30,       YEAR ENDED     JANUARY 21, 1998
                                                      -------------------   DECEMBER 31,     (INCEPTION) TO
                                                        2000       1999         1999        DECEMBER 31, 1998
                                                      --------   --------   ------------   -------------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS:
Revenues:
  Rental income.....................................  $26,049    $15,741      $23,339            $10,643
  Reimbursement of operating expenses and real
    estate taxes....................................    1,003      1,844        2,199              1,721
  Equity in earnings of joint ventures and
    corporations....................................    5,129      3,521        4,819              3,203
  Interest and dividend income, including affiliated
    interest of $1,462 in 1998......................    4,748      5,413        6,620             10,736
  Other income......................................    7,200      1,258        1,620                233
                                                      -------    -------      -------            -------
      Total revenues................................   44,129     27,777       38,597             26,536
                                                      -------    -------      -------            -------
Expenses:
  Property operating................................    7,347      4,298        6,320              3,366
  Real estate taxes.................................    3,791      3,509        4,720              1,863
  General and administrative........................    8,569      7,204        9,723              8,419
  Affiliate formation expenses......................    2,504         --        3,977                 --
  Interest expense..................................    2,998      1,670        2,713                906
  Depreciation and amortization.....................    5,966      4,116        6,605              2,210
                                                      -------    -------      -------            -------
      Total expenses................................   30,725     20,797       34,058             16,764
                                                      -------    -------      -------            -------
Income before gains on sales of real estate,
  minority interest and extraordinary items.........   13,404      6,980        4,539              9,772
Gains on sales of real estate.......................   61,516         --           --                 --
                                                      -------    -------      -------            -------
Income before minority interest and extraordinary
  items.............................................   74,920      6,980        4,539              9,772
Minority interest in consolidated partnership.......   (8,736)      (810)        (527)              (718)
                                                      -------    -------      -------            -------
Income before extraordinary items...................   66,184      6,170        4,012              9,054
Extraordinary items, net of minority interest.......   (4,574)        --       (1,047)                --
                                                      -------    -------      -------            -------
      Net income....................................  $61,610    $ 6,170      $ 2,965            $ 9,054
                                                      =======    =======      =======            =======
Income before extraordinary items per common share--
  basic and diluted.................................  $  3.22    $  0.29      $  0.19            $  0.44
Extraordinary items per common share--
  basic and diluted.................................    (0.22)        --        (0.05)                --
                                                      -------    -------      -------            -------
Net income per common share--basic and diluted......  $  3.00    $  0.29      $  0.14            $  0.44
                                                      =======    =======      =======            =======
Weighted average number of common shares outstanding
  (in thousands)....................................   20,510     20,974       20,974             20,766
                                                      =======    =======      =======            =======

                                                          SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                               2000            1999            1998
                                                          --------------   -------------   -------------
                                                           (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
BALANCE SHEET DATA:
REAL ESTATE, NET........................................     $246,106        $262,124        $214,768
INVESTMENTS IN JOINT VENTURES AND CORPORATIONS..........      107,753         163,677          90,136
TOTAL ASSETS............................................      434,925         513,097         484,000
MORTGAGE NOTES PAYABLE..................................       30,925          31,172          21,570
NOTE PAYABLE--INTERIM FINANCING.........................       97,830         122,500              --
TOTAL STOCKHOLDERS' EQUITY..............................      250,215         300,577         388,716

            THE COMPANY'S DECISION TO IMPLEMENT THE ASSET SALE PLAN

    Beacon Capital Partners, Inc. was formed in March 1998 to conduct real estate investment and development activities with the goal of generating strong returns and providing liquidity to our investors. Due to weakness in the public markets for real estate companies, we noted in our 1999 mid-year report that we would not be able to raise additional capital by undertaking an initial public offering. Instead, we determined to access additional capital through the private equity markets and formed Strategic Partners, a real estate limited partnership in which we have agreed to invest up to $57.5 million in equity financing. We also set forth our objectives of selling assets when we believed we could maximize value and distributing the net proceeds of these sales to our investors.

    Consistent with our desire to provide liquidity to our investors, we noted in our 1999 Annual Report that we anticipated selling some assets and returning at least 50% of our equity capital to our stockholders over a 24-month period. We also implemented a stock buy-back program in order to provide additional liquidity to our investors.

    Additionally, we have continued selling assets at opportune times and returning capital. In our 2000 mid-year report, we noted that we had made cash distributions of nearly $4.00 per share and had repurchased approximately
1.8 million shares of our common stock. On January 19, 2001, we made a distribution of $2.00 per share and on March 1, 2001 we made an additional distribution of $6.00 per share of common stock outstanding.

    In December 2000, the Board of Directors again considered the Company's long-term goals of providing strong returns and stockholder liquidity. The Board of Directors directed the management of the Company to determine the feasibility of selling all or substantially all of the assets of the Company and returning the resulting proceeds to the Company's investors.

    On December 7, 2000, management of the Company presented to the Board an outline of a plan to dispose of the Properties while maintaining the Company's interest in Strategic Partners. The Board discussed the Plan and authorized management to establish a plan to sell, transfer or exchange all or substantially all of the Company's assets and submit such Plan for approval by the Company's stockholders.

    On January 16, 2001, the Board formally adopted the Asset Sale Plan and deemed the Plan advisable. The Board then directed that the Asset Sale Plan be submitted to the stockholders for approval.

                      THE COMPANY'S DISTRIBUTIONS TO DATE

    Since our inception, we have made numerous distributions to our unitholders and stockholders. We have paid cash dividends and have also distributed interests in three Voting Trusts established to hold stock of companies in which we made investments. Through March 1, 2001, we have distributed approximately $12.00 in cash per share. In addition, we have also distributed interests in three Voting Trusts that were valued at approximately $7.94 per share of Beacon common stock at the time of original distribution. The value of the securities held through the Voting Trusts has and will continue to fluctuate. Please note that the valuation of the Voting Trust interests under the long-term management incentive plan will take place at the time the shares subject to the Voting Trusts are actually distributed to the beneficial holders of interest in the Voting Trusts. Accordingly, for purpose of the long-term management incentive plan, the shares held in the Voting Trusts are treated as assets of the Company until they are distributed out of the Voting Trust. For further information on the valuation of Voting Trust interests under the long-term management incentive plan, see "How does the Asset Sale Plan impact the management incentive distributions?" on page 34.

    The following chart summarizes these distributions. The numbers in the chart assume you have held 1,000 shares of common stock of the Company since
March 1998. If you did not hold any common stock on the record date for each of the distributions of the interests in the Voting Trusts, you would not have received an interest in the relevant Voting Trust and will not receive any distributions made in respect of that particular voting trust. An interest in each of the Voting Trusts is equivalent to one share of the underlying securities held by that specific Voting Trust.

    DATE OF RECORD          DISTRIBUTION RATE           DESCRIPTION           YOUR DISTRIBUTION
March 19, 1998           N/A                      Purchase of 1,000        1,000 shares of the
                                                  shares of common stock   company's common stock
                                                  of Beacon Capital
                                                  Partners, Inc.

December 28, 1998        $0.48 per share of the   1998 cash dividend       $480.00
                         Company's common stock

June 8, 1999             0.04433462 interests in  Distribution of          44.3346 interests in
                         The Wyndham Voting       Series I Interests in    The Wyndham Voting
                         Trust per share of the   The Wyndham Voting       Trust
                         Company's common stock   Trust

September 30, 1999       Annual 9.75%, Dividend   Wyndham preferred stock  $32.42 and .7565
                         Payment Period = 1       quarterly dividend       additional interests in
                         (See Note 1)                                      The Wyndham Voting
                                                                           Trust

December 31, 1999        Annual 9.75%, Dividend   Wyndham preferred stock  $32.42 and .7751
                         Payment Period = 2       quarterly dividend       additional interests in
                         (See Note 1)                                      The Wyndham Voting
                                                                           Trust

January 5, 2000          0.039632294 interests    Distribution of The      39.6323 interests in
                         in The Cypress Voting    Cypress Voting Trust     The Cypress Voting
                         Trust per share of the                            Trust
                         Company's common stock

February 10, 2000        4.5 for 1 split of The   Cypress stock split      178.3453 converted
                         Cypress Voting Trust     from 1 share of          interests in The
                         interests                preferred stock to 4.5   Cypress Voting Trust
                                                  shares of common stock

February 24, 2000        $0.50 per share of the   2000 cash dividend       $500.00
                         Company's common stock

March 22, 2000           0.224568409 interests    Distribution of The CO   224.5684 interests in
                         in The CO Space Voting   Space Voting Trust       The CO Space Voting
                         Trust per share of the                            Trust
                         Company's common stock

March 31, 2000           Annual 9.75%, Dividend   Wyndham preferred stock  $32.42 and .7938
                         Payment Period = 3       quarterly dividend       additional interests in
                         (See Note 1)                                      The Wyndham Voting
                                                                           Trust

June 16, 2000            $3.00 per share of the   2000 cash dividend       $3,000.00
                         Company's common stock

    DATE OF RECORD          DISTRIBUTION RATE           DESCRIPTION           YOUR DISTRIBUTION
June 22, 2000            0.24488 for 1            Each interest in The CO  54.9923 interests in
                         conversion of The CO     Space Voting Trust       The CO Space Voting
                         Space Voting Trust       represents .24488        Trust represent 54.9923
                         common stock for         shares of InterNAP       shares of INAP common
                         InterNAP common stock    common stock             stock
June 30, 2000            Annual 9.75%, Dividend   Wyndham preferred stock  $32.42 and .8131
                         Payment Period = 4       quarterly dividend       additional interests in
                         (See Note 1)                                      The Wyndham Voting
                                                                           Trust
September 30, 2000       Annual 9.75%, Dividend   Wyndham preferred stock  $32.42 and .8330
                         Payment Period = 5       quarterly dividend       additional interests in
                         (See Note 1)                                      The Wyndham Voting
                                                                           Trust
November 2, 2000         0.027663488 interests    Distribution of          27.6635 interests in
                         in The Wyndham Voting    Series II Interests in   The Wyndham Voting
                         Trust per share of the   The Wyndham Voting       Trust
                         company's common stock   Trust
November 13, 2000        45% of the shares held   Distribution of 45% of   24 INAP shares
                         by The CO Space Voting   the INAP Shares subject  distributed 30.9923
                         Trust                    to The CO Space Voting   INAP shares remain in
                                                  Trust                    The CO Space Voting
                                                                           Trust
December 31, 2000        Annual 9.75%, Dividend   Wyndham preferred stock  $50.98 and 1.3419
                         Payment Period = 6       quarterly dividend       additional interests in
                         (See Note 1)                                      The Wyndham Voting
                                                                           Trust
January 5, 2001          $2.00 per share of the   Proceeds from property   $2,000.00
                         Company's common stock   sale--2001 cash
                                                  dividend
February 2, 2001         50% of the shares held   Distribution of 50% of   28 INAP shares
                         by The CO Space Voting   the INAP Shares subject  distributed 2.9923 INAP
                         Trust                    to The CO Space Voting   shares remain in The CO
                                                  Trust                    Space Voting Trust
February 20, 2001        $6.00 per share of the   Proceeds from property   $6,000.00
                         Company's common stock   sale--2001 cash
                                                  dividend

--------------------------

Note 1: The Wyndham dividend is paid quarterly, partially in cash and partially in paid-in-kind shares. The cash portion of the dividend is based on a formula that keeps the cash dividend flat over the first six years. As defined in the Certificate of Designation of the Wyndham Voting Trust, "Cash Percentage" means, as to any date, the amount calculated on the basis of the following formula (expressed as a percentage), with the dividend payment period ("DPP") referring to the number of dividend payment dates that have occurred prior to such date:
73,125/(7,000,000 times 1.024375 raised to the power of DPP (i.e.,
1.024375(DPP)), plus 3,000,000).

                OUR REASONS FOR RECOMMENDING THE ASSET SALE PLAN

    The Company's Board of Directors consulted with both management and legal advisors before concluding that the Asset Sale Plan was advisable and in the best interests of our stockholders. The Board of Directors also considered the following:

    - Possible strategic alternatives to the Asset Sale Plan, including a reorganization of the Company, a strategic partnership, and/or continuing our operations in the ordinary course of business. Based on a variety of factors, including the Board's desire to provide the Company's investors with both strong returns and liquidity, the Board concluded, in its business judgment, that no other alternative considered was reasonably likely to provide equal or greater value to the stockholders than the Asset Sale Plan;

    - The Board's belief that the amount of the anticipated distributions following the sale of the Properties and the satisfaction of our liabilities, including payment of selling expenses and other liabilities and payment of any amounts due under our long-term management incentive plan, totaling between $4.00 and $8.00 per unit and per share of common stock (calculated on a fully diluted basis) is fair relative to the Board's own assessment of our current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate. This range is in addition to the Company's distributions through March 1, 2001 of approximately $12.00 in cash per share and excluding proceeds that will be generated from the sale of assets held or acquired by Strategic Partners and the value of assets to be distributed from the Voting Trusts. See "The Company's Distributions to Date" on page 10.

    The Board of Directors believes that these factors generally support the Board's determination and recommendation. The Board of Directors considered potentially negative factors in its deliberations concerning the sale of assets including the following:

    - If the stockholders approve the Plan and the Plan is implemented, the stockholders will no longer participate in any future earnings or growth of the Properties or benefit from any increases in the value of the Properties once such Properties are sold; and

    - Our stockholders will generally recognize taxable income in connection with their receipt of the distributions we contemplate making from time to time as we sell Properties. For further discussion of tax matters associated with the Asset Sale Plan, see the discussion below under the heading "What are the federal income tax consequences of the Asset Sale Plan?" beginning on page 30.

    On January 16, 2001, as a result of this process, the Board unanimously approved and authorized the Plan based upon its determination that such action is advisable and in the best interests of the Company and its stockholders, recommended the Plan and directed that the Plan be submitted for consideration by the stockholders. A copy of the Asset Sale Plan is attached to this proxy statement as APPENDIX A.

                                SPECIAL MEETING

                             ---------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 4, 2001

                            ------------------------

    DATE, TIME AND PLACE

    A Special Meeting will be held at the offices of Goodwin Procter LLP, counsel to the Company, 53 State Street, Boston, Massachusetts on April 4, 2001, at 9:00 a.m. local time. This proxy statement and the accompanying Notice of Special Meeting of Stockholders and proxy card are first being mailed to stockholders on or about March 7, 2001.

    PURPOSES

    At the Special Meeting, you will be asked to consider and vote upon (i) an amendment to the Company's charter and (ii) the Asset Sale Plan. The Board of Directors is not currently aware of any business to be acted upon at the Special Meeting other than as described in this proxy statement. If other matters are properly brought before the Special Meeting, however, the persons appointed as proxies will have authority to vote on those matters in their discretion.

    RECORD DATE FOR VOTING; NUMBER OF VOTES

    Only stockholders of record at the close of business on February 14, 2001 are entitled to receive notice of and to vote at the Special Meeting. On such date there were 21,730,888 shares of common stock issued and outstanding.

    QUORUM

    Holders of a majority of the votes eligible to be cast represented in person or by proxy constitutes a quorum for the meeting. If a quorum is not present, the Special Meeting may be adjourned without further notice to a date not more than 120 days after the original record date at which a quorum is present, and shares represented in person and by proxies may be voted for such adjournment.

    A broker non-vote occurs on a matter when a broker holding stock in street name returns an executed proxy but does not vote on the matter because the broker lacks discretionary authority from the beneficial owner to vote on that matter. The missing votes are deemed to be "broker non-votes." Shares present but abstaining and broker non-votes will be included in the number of shares present at the Special Meeting for purposes of establishing a quorum.

    VOTING METHODS AND PROXIES

    You can vote on the matters to come before the Special Meeting as follows:

    - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope;

    - by using the Internet Web site listed on the enclosed proxy card or voting instruction form to authorize a proxy to vote your shares;

    - by using the toll-free telephone number listed on the enclosed proxy card or voting instruction form to authorize a proxy to vote your shares; or

    - by attending the Special Meeting and casting your vote at the Special Meeting.

    The telephone and Internet proxy authorization procedures are designed to authenticate proxies by use of a personal identification number. The procedures allow registered stockholders to authorize a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. If you choose to authorize a proxy by telephone or the Internet, you must do so prior to 8:00 a.m. Eastern Time on April 4, 2001. If you hold shares in street name through a broker or bank, separate instructions for telephone and Internet proxy authorization may be provided on the voting instruction form provided by your broker or bank. Stockholders who return the proxy card are urged to specify their choices by marking the appropriate boxes on the card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted FOR the Proposed Amendment and FOR the Asset Sale Plan.

    REQUIRED VOTE

    Approval of the Proposed Amendment requires the affirmative vote of holders of at least two-thirds of the shares entitled to vote on the matter and approval of the Asset Sale Plan authorizing the Company to sell, transfer or exchange all or substantially all of its assets also requires the affirmative vote of holders of at least a two-thirds of the shares entitled to vote on the matter.

    In addition, the consent of partners holding two-thirds of the outstanding partnership units in the Operating Partnership (other than units held by the Company) is required to approve the Plan. BCPPLP holds all of the outstanding partnership units in the Operating Partnership (other than units held by the Company) and has consented to the Plan, subject to the Plan being approved by the stockholders.

    At the close of business on February 14, 2001, the record date for determining those stockholders eligible to vote at the Special Meeting, there were 21,730,888 shares of common stock outstanding.

    Abstentions and broker non-votes will have the effect of votes against the Proposed Amendment and the Asset Sale Plan. WE URGE YOU TO CONTACT YOUR BROKER TO GIVE THEM VOTING INSTRUCTIONS. In the event that the requisite votes are not cast in favor of the Plan, with the result that the Plan is not approved, the Board of Directors intends to meet to consider what, if any, steps to take in the best interests of the Company and its stockholders, including the possibility of resubmitting the Plan or a different plan for the sale of assets to stockholders for future consideration. In the event that a quorum is not present, the Special Meeting may be adjourned as described above under "Quorum."

    REVOCATION OF PROXIES

    A stockholder may revoke a proxy given with respect to the Special Meeting at any time before it is voted at the Special Meeting by:

    - filing with the Secretary of the Company a written revocation;

    - granting a duly executed proxy bearing a later date; or

    - issuing later dated instructions by telephone or the Internet.

    A stockholder may revoke a previously delivered proxy by attending the Special Meeting and voting in person, but the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously delivered proxy.

    Stockholders holding shares in street name at a broker or bank custodian must follow the procedures of such broker or bank custodian if they wish to revoke a previous voting instruction.

    PROXY SOLICITOR

    We have retained Corporate Investor Communications, Inc. to assist us in soliciting proxies for a fee of $4,000 plus reimbursement of their expenses. Officers and other employees of the Company may, without receiving additional consideration, solicit proxies in person, by telephone, facsimile, mail or the Internet. The Company will pay the expenses of preparing, printing and mailing the Notice of Special Meeting of Stockholders and this proxy statement and all other expenses of soliciting proxies.

                         DESCRIPTION OF THE PROPERTIES

    We hold substantially all of the equity interests in Fort Point Office, Fort Point Condominiums and The Dallas Office and Industrial Portfolio. A brief description of each of these wholly-owned Properties follows.

WHOLLY-OWNED PROPERTIES

    FORT POINT OFFICE AND FORT POINT CONDOMINIUMS

    On July 13, 1999, we acquired a four-building complex known as Fort Point Place, a 335,000 square foot office and warehouse property located in Boston, Massachusetts, in the South Boston Waterfront District. Two buildings consist of approximately 145,000 square feet of office space. The other two buildings consist of approximately 190,000 square feet of warehouse space, which were delivered vacant. The warehouse buildings were originally held by the Operating Partnership. On June 2, 2000, the Operating Partnership transferred the warehouse buildings to Fort Point Place, Inc., a Massachusetts corporation. The voting common stock of Fort Point Place, Inc. is controlled by Messrs. Leventhal and Fortin. This transfer and restructuring of our holdings in the warehouse buildings were completed to facilitate our continued qualification as a REIT. The Operating Partnership owns approximately 99% of the economic interests in Fort Point Place, Inc., with the remainder held by the holders of the voting common stock. We have renovated the warehouse space into 120 residential condominiums. In September 2000, we commenced the sale of the residential condominiums. As of December 31, 2000, 87 of the 120 units have been sold.

    DALLAS OFFICE AND INDUSTRIAL PORTFOLIO

    On July 1, 1998 we acquired a 1,335,000 square foot portfolio of seven office properties and seven research and development (R&D) properties located in suburban Dallas, Texas. Major tenants include Dallas Teachers Credit Union, Blue Cross Blue Shield, Dole Fruit, March of Dimes and Specialized Resources. We purchased the properties for a total consideration of $91.2 million, including the assumption of approximately $21.7 million of first mortgage debt. The purchase price was approximately $68 per square foot.

    The properties are predominately located along the North Central Expressway corridor in North Dallas. As measured on a square foot basis, the portfolio is approximately two-thirds office (842,000 s.f.) and one-third R&D (493,000 s.f.). As of December 31, 2000 the average occupancy rate for the portfolio was 85%.

JOINTLY-OWNED PROPERTIES

    We also hold an interest in Mathilda Research Centre I, Mathilda Research Centre II, Millennium Tower Office and Millennium Tower Condominiums. A brief description of these Properties follows.

    MATHILDA RESEARCH CENTRE I

    On August 9, 1998, we entered into a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities (a California based developer), to develop Mathilda Research Centre, two four-story Class A office/R&D buildings with surface parking, containing approximately 267,000 square feet, in Sunnyvale, California. Under the agreement, we have agreed to fund 87.5% of the equity required and Mathilda Partners LLC has agreed to fund 12.5%. The joint venture has obtained a $44 million construction loan from an institutional lender and we have funded $17.5 million of the development. The estimated cost of the 267,000 square foot development is $64 million. Juniper Networks, Inc. ("Juniper") has executed leases for both buildings and is currently occupying Building I. The second building is scheduled for completion in the spring of 2001.

    MATHILDA RESEARCH CENTRE II

    On August 9, 2000, we entered into a joint venture agreement with Mathilda Partners II LLC, an affiliate of Menlo Equities, to develop an additional phase of Mathilda Research Centre, in Sunnyvale, California. The Company and Mathilda Partners II LLC have agreed to fund 87.5% and 12.5% of the equity required, respectively. Current plans anticipate a 158,000 square foot building which is projected to cost approximately $40 million. The joint venture recently closed a construction loan of $32 million. The project will require approximately
$8 million of equity contributions of which our portion will be approximately
$7 million. Juniper has also executed a lease for this building.

    MILLENNIUM TOWER OFFICE AND MILLENNIUM TOWER CONDOMINIUMS

    On September 1, 1998, we entered into a joint venture agreement with HA LLC, an affiliate of Martin Smith Real Estate Services (a Seattle based real estate company), to develop Millennium Tower, a 20-story, approximately 261,000 square foot, office/retail and residential tower, in downtown Seattle, Washington. The Company and HA LLC have agreed to fund 66 2/3% and 33 1/3% of the equity required, respectively. As of December 31, 2000, leases have been executed representing approximately 85% of the office space. Two of the tenants include a major financial services firm and a Seattle-based law firm. HA LLC contributed the land at an agreed value of $10.5 million and we have funded $19 million of the development. The joint venture has obtained a $45 million construction loan from two institutional lenders. The estimated cost of the development is approximately $72 million, including the value of the land. We expect to complete the project in the first quarter of 2001. Our residential portion of this investment is held by BCP Millennium Residential, Inc., a Massachusetts corporation ("BCP Millennium Residential"). The voting common stock of BCP Millennium Residential is controlled by Messrs. Leventhal and Fortin, with the remainder held by the holders of the voting common stock. The Operating Partnership owns approximately 99% of the economic interests in BCP Millennium Residential. The residential portion of this portfolio has been structured in this manner to facilitate our continued qualification as a REIT.

    PROPERTY INFORMATION

    The following table sets forth the Total Area, the Percentage Leased, the Average Base Rent (as defined below) and the Average Net Effective Rent (as defined below) per square foot for each of the properties we owned or had an interest in (excluding properties controlled by Strategic Partners and excluding Technology Square which was sold on February 9, 2001) as of December 31, 2000. Base Rent is gross rent excluding payments by tenants on account of real estate tax and operating expense escalation charges. Net Effective Rent is Base Rent adjusted on a straight-line basis for contractual rent step-ups and free rent periods, plus tenant payments on account of real estate tax and operating expense escalation charges, less total operating expenses and real estate taxes.

                                                                               AVERAGE    AVERAGE NET
PROPERTY                                              TOTAL AREA   % LEASED   BASE RENT    EFF RENT
--------                                              ----------   --------   ---------   -----------
SOUTH BOSTON, MA:

Fort Point Place (1)................................    145,222      100%      $32.16        $25.72
                                                      ---------      ---       ------        ------
  Subtotal / Weighted Average South Boston, MA......    145,222      100%       32.16         25.72
                                                      ---------      ---       ------        ------
SUBURBAN DALLAS, TX:
OFFICE
Bank One LBJ........................................     42,000       78%       14.22          6.66
Brandywine Place....................................     66,237       92%       14.06         10.19
Crosspoint Atrium...................................    220,212       88%       14.13          9.57
Forest Abrams Place.................................     68,827       77%       14.43          7.45
6500 Greenville Avenue..............................    114,600       62%       15.89          8.55
Northcreek Place II.................................    163,303       84%       15.54          9.00
One Glen Lakes......................................    166,272       94%       17.76         13.76
                                                      ---------      ---       ------        ------
  Subtotal / Weighted Average.......................    841,451       84%       15.41         10.04
                                                      ---------      ---       ------        ------
R&D / INDUSTRIAL
Park North Business Center..........................     36,885      100%        9.11          7.19
Plaza at Walnut Hill................................     88,280       90%        8.53          8.34
Richardson Business Center..........................     66,300      100%        6.00          6.40
Richardson Commerce Centre..........................     60,517       88%        7.40          5.46
Sherman Tech........................................     16,176      100%        7.49          4.63
T I Business Park...................................     96,902       88%        8.20          6.62
Venture Drive Tech Center...........................    128,322       76%        4.99          3.70
                                                      ---------      ---       ------        ------
  Subtotal / Weighted Average.......................    493,382       88%        7.15          6.07
                                                      ---------      ---       ------        ------
  Subtotal / Weighted Average Suburban Dallas, TX...  1,334,833       85%       12.26          8.53
                                                      ---------      ---       ------        ------
SUNNYVALE, CA:
1194 Mathilda Avenue (2)............................    144,315      100%       30.00         36.50
                                                      ---------      ---       ------        ------
  Subtotal / Weighted Average Sunnyvale, CA.........    144,315      100%       30.00         36.50
                                                      ---------      ---       ------        ------
  Total / Weighted Average Properties...............  1,624,370       88%      $16.07        $13.10
                                                      =========      ===       ======        ======

------------------------

(1) Fort Point Place includes two additional buildings that are not included in these figures. The two buildings consist of approximately 137,000 square feet of recently converted residential condominiums. We are currently in the process of selling the condominiums. As of December 31, 2000, 87 of the 120 condominiums have been sold.

(2) We own Mathilda Research Centre with our joint venture partner, Mathilda Partners LLC, an affiliate of Menlo Equities. Mathilda Research Centre is comprised of two buildings, 1194 and

    1184 Mathilda Avenue. Both buildings are leased to Juniper Networks. 1184 Mathilda Avenue will be added to this table upon its completion in spring of 2001.

    The following table sets forth Lease Expirations (in square feet) for the Properties we owned or had an interest in (excluding properties controlled by Strategic Partners and excluding Technology Square which was sold on February 9, 2001) as of December 31, 2000.

                                                % OF                   %
                                   SQUARE      SQUARE     ANNUAL     ANNUAL       # OF
                                   FEET(1)    FEET(2)    RENT(3)    RENT(4)    TENANTS(5)
                                  ---------   --------   --------   --------   ----------
2001............................    157,847      9.7%    $ 1,714       6.4%         62
2002............................    259,453     16.0%      4,118      15.4%         64
2003............................    319,508     19.7%      4,272      16.0%         77
2004............................    122,361      7.5%      1,816       6.8%         36
2005............................    260,225     16.0%      5,739      21.5%         35
Thereafter......................    310,100     19.1%      8,998      33.8%         16
                                  ---------     ----     -------     -----         ---
Total...........................  1,429,494     87.9%    $26,656     100.0%        290
                                  =========     ====     =======     =====         ===

------------------------

(1) Total area in square feet covered by such leases.

(2) Percentage of total square feet of our portfolio.

(3) Annualized expiring base rental income represented by such leases in the year of expiration plus the current tenant payments on account of operating expense and real estate tax escalation charges.

(4) Calculated as annual rent divided by the total annual rent.

(5) The number of tenants whose leases will expire.

                 LIST OF LIABILITIES AND DEBT MATURITY SCHEDULE

    As of December 31, 2000, adjusted to reflect the sale of Technology Square which closed on February 9, 2001, our total consolidated debt was approximately $30.8 million and our total consolidated debt plus our proportionate share of total unconsolidated debt was approximately $94.8 million. The following table sets forth certain information regarding our consolidated and unconsolidated debt obligations, including obligations relating to specific properties. All of the debt is non-recourse to us, with certain exceptions such as liability for fraud, misapplication of insurance proceeds, environmental matters and certain guarantees for completion of construction.

                                                           COMPANY'S
                                              PRINCIPAL     PORTION      INTEREST   MATURITY        PREPAYMENT
DEBT                                           AMOUNT     OF PRINCIPAL     RATE       DATE          PROVISIONS
----                                          ---------   ------------   --------   --------       -------------
                                                 (DOLLAR AMOUNTS IN
                                                     MILLIONS)
CONSOLIDATED DEBT
FIXED RATE:

DALLAS OFFICE AND INDUSTRIAL PORTFOLIO:

Northcreek Place............................   $  4.1        $  4.1         7.80%    12/1/05       Prepayable
                                                                                                   subject to
                                                                                                   conditions(a)

One Glen Lakes..............................      5.5           5.5         7.75%     9/1/05       Prepayable
                                                                                                   subject to
                                                                                                   conditions(b)

Greenville Place............................      3.3           3.3         7.80%    12/1/04       Prepayable
                                                                                                   subject to
                                                                                                   conditions(c)

Plaza at Walnut Hill........................      1.4           1.4         9.00%           (d)    Prepayable
                                                                                                   subject to
                                                                                                   conditions(e)

Richardson Business Center..................      1.5           1.5         9.00%           (f)    Prepayable
                                                                                                   subject to
                                                                                                   conditions(g)

Park North Business Center..................      1.0           1.0         8.25%           (h)    Prepayable
                                                                                                   subject to
                                                                                                   conditions(i)

T. I. Business Park.........................      1.5           1.5         9.25%     5/1/02       Prepayable
                                              -------      --------         ----                   subject to
                                                                                                   conditions(j)

Subtotal / Weighted Average

  Fixed Rate Debt...........................     18.3          18.3         8.12%
                                               ------        ------       ------

VARIABLE RATE:

Fort Point Place............................     12.5          12.5         8.78%           (k)    Prepayable
                                              -------      --------       ------                   subject to
                                                                                                   conditions(l)

Subtotal / Weighted Average
  Variable Rate Debt........................     12.5          12.5         8.78%
                                               ------        ------       ------

Subtotal / Weighted Average
  Consolidated Debt.........................     30.8          30.8         8.39%
                                               ------        ------       ------

                                                           COMPANY'S
                                              PRINCIPAL     PORTION      INTEREST   MATURITY        PREPAYMENT
DEBT                                           AMOUNT     OF PRINCIPAL     RATE       DATE          PROVISIONS
----                                          ---------   ------------   --------   --------       -------------
                                                 (DOLLAR AMOUNTS IN
                                                     MILLIONS)
UNCONSOLIDATED DEBT
VARIABLE RATE:

Beacon Capital Strategic
  Partners, L.P. (m)........................     62.1          12.4         7.78%           (m)    Prepayable
                                                                                                   subject to
                                                                                                   conditions(l)

Mathilda Research Centre I..................     35.1          30.7         9.19%   10/25/02       Prepayable
                                                                                                   subject to
                                                                                                   conditions(l)

Mathilda Research Centre II.................      3.5           3.1         9.19%   12/29/03       Prepayable
                                                                                                   subject to
                                                                                                   conditions(l)

Millennium Tower............................     26.6          17.8         9.07%           (n)    Prepayable
                                              -------      --------       ------                   subject to
                                                                                                   conditions(l)

Subtotal / Weighted Average
  Unconsolidated Debt.......................    127.3          64.0         8.88%
                                               ------        ------       ------

Total / Weighted Average....................   $158.1        $ 94.8         8.72%
                                               ======        ======       ======

--------------------------

 (a) Prepayable after January 1, 2001 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

 (b) Prepayable after October 1, 2000 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

 (c) Prepayable after January 1, 2002 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

 (d) Plaza at Walnut Hill loan matures on July 1, 2017. The lender has the right to accelerate the maturity in the sixth, eleventh or sixteenth loan years, on six months' notice. No prepayment penalties apply in that event.

 (e) Prepayable after June 12, 2002 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum payment of 1% of the amount prepaid.

 (f) The Richardson Business Center loan matures on November 1, 2021. The lender has the right to accelerate the maturity in the sixth, eleventh, sixteenth or twenty-first loan years, on six months' notice. No prepayment penalties apply in that event.

 (g) Prepayable after October 24, 2001 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

 (h) The Park North Business Center loan matures on October 1, 2022. The lender has the right to accelerate the maturity in the sixth, eleventh, sixteenth or twenty-first loan years, on six months' notice. No prepayment penalties apply in that event.

 (i) Prepayable after September 8, 2002 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

 (j) Prepayable after March 1, 2000 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 2% of the then balance.

 (k) The Fort Point Place loan matures on April 1, 2002. The loan may be extended for one year if certain conditions are met.

 (l) Prepayable any time in whole or in part subject to payment of applicable breakage costs and in some cases fees.

 (m) Includes a subscription line and a construction loan with varying maturity dates.

 (n) The Millennium Tower loan matures on June 1, 2002. The loan may be extended for one year if certain conditions are met.

    The following table, which includes both consolidated and unconsolidated debt, summarizes the scheduled amortization of principal and maturities of the loans outstanding.

                                               SCHEDULED
                                              AMORTIZATION   MATURITIES    TOTAL
                                              ------------   ----------   --------
                                                     (DOLLARS IN THOUSANDS)
2001........................................     $  404       $ 11,500    $ 11,904
2002........................................        385         63,395      63,780
2003........................................        414          3,093       3,507
2004........................................        417          3,103       3,520
2005........................................        265          8,510       8,775
Thereafter..................................      3,373              0       3,373
                                                 ------       --------    --------
  Total.....................................     $5,258       $ 89,601    $ 94,859
                                                 ======       ========    ========

              PROPOSAL NO. 1--AMENDMENT TO CHARTER OF THE COMPANY

WHAT ARE YOU BEING ASKED TO APPROVE?

    You are being asked to approve an amendment to the Company's charter. By voting in favor of this amendment, you will approve the filing by the Company of a second amendment to the Company's charter. The effect of this amendment will be to add a provision to the Company's charter to take advantage of a recent change in Maryland law which permits the Company to eliminate an objecting shareholder's right to demand and receive the fair value of the Company's stock upon the occurrence of certain events.

WHY DOES THE BOARD BELIEVE THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF ALL OF THE STOCKHOLDERS?

    If the stockholders of the Company approve the Asset Sale Plan but do not approve the Proposed Amendment, any stockholder who does not vote in favor of the Asset Sale Plan will have the right to demand and receive payment of the fair value of the stockholder's stock. Fair value would be determined as of the day the stockholders' vote on the Asset Sale Plan. The fair value of the stock would be determined in a proceeding overseen by a court and on terms and conditions that such court considers proper. For further detail regarding these rights see "Rights of Objecting Stockholders" beginning on page 36.

    The Board has determined that the Asset Sale Plan is in the best interest of all of the stockholders. The Board also believes that all of the stockholders of the Company should share equally, in both timing and amount, in the returns generated by the Company. In order to avoid a situation where a stockholder could attempt to receive their individual distribution prior to the time other stockholders might receive their distribution, the Board has determined that the Proposed Amendment is advisable. THE COMPANY BELIEVES THAT THE EXERCISE OF APPRAISAL RIGHTS BY SOME STOCKHOLDERS IS UNFAIR TO THE REMAINING STOCKHOLDERS AND BELIEVES THAT ALL STOCKHOLDERS SHOULD BE TREATED EQUALLY. The Proposed Amendment eliminates the right of each of the stockholders to demand and receive fair value for their stock. A stockholder will still have the ability to vote against any proposed transaction requiring stockholder approval, but if the transaction is approved, the stockholder will be treated like all other stockholders.

WHAT VOTE IS NEEDED TO APPROVE THE AMENDMENT TO THE CHARTER?

    Under Section 2-604(e) of the MGCL, an amendment must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the amendment of the charter, unless the charter provides otherwise. Article 10.2 of the charter of the Company specifically permits the Company to adopt amendments to its charter which alter the contract rights of its stockholders. Because the Proposed Amendment requires the vote of two-thirds of all those votes entitled to be cast on the amendment, abstentions and broker non-votes will be treated as if they were votes against the Proposed Amendment to the charter.

WHAT IS THE BOARD'S RECOMMENDATION?

    YOUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT TO THE CHARTER, HAS DETERMINED THAT THE PROPOSED AMENDMENT IS ADVISABLE AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT.

WHAT DOES THE PROPOSED AMENDMENT TO THE COMPANY'S CHARTER CONTEMPLATE?

    On June 1, 2000, Chapter 642 of the Laws of Maryland 2000 became effective, amending certain provisions of the MGCL. One of the provisions of Chapter 642 allows a corporation to provide in its charter that the rights of objecting stockholders set forth in Maryland law are not available to the stockholders of the corporation. Maryland law provides that a stockholder of a Maryland corporation has the right to demand and receive the fair value of the stockholder's stock if:

    (i) the corporation consolidates or merges with another corporation;

    (ii) the stockholder's stock is to be acquired in a share exchange;

   (iii) the corporation transfers its assets in a manner requiring stockholder approval;

    (iv) the corporation amends its charter in a way that alters the contract rights, as expressly set forth in its charter and substantially and adversely affects the stockholder's rights, unless the right to do so was reserved in the charter of the corporation; or

    (v) the corporation engages in a business combination with an interested stockholder or an affiliate of an interested stockholder for a period of five years following the date on which the person became an interested stockholder, unless the transaction was specifically exempted from the provisions of Section 3-602.

    A stockholder of a corporation engaging in any of these transactions is entitled to demand and receive the fair value of the stockholder's stock. In order to be eligible to receive the fair value of the stock, the stockholder must first file a written objection to the proposed transaction within the time specified in the MGCL, must not vote in favor of the transaction giving rise to the right and must make written demand for payment of fair value within 20 days after the articles for such transaction are accepted for record by the Maryland State Department of Assessments and Taxation. Fair value is then determined by three disinterested appraisers using the terms and conditions that a court considers proper.

    The new amendment to the MGCL that became effective on June 1, 2000 allows a corporation to amend its charter to eliminate the right of an objecting stockholder to demand fair value for his stock under the objecting stockholder statutes, except in the case of a transaction with an interested stockholder or an affiliate of an interested stockholder, which is governed by Section 3-602 of the MGCL.

    The Company's charter does not currently contain a provision that would prevent an objecting stockholder from demanding and receiving the fair value of his stock. After carefully considering the interests of all of the Company's stockholders, the Board of Directors has determined that adding a provision that would eliminate an objecting stockholder's right to demand and receive the fair value of his stock, to the extent permitted by the MGCL, is advisable. The Board believes that the exercise of this right by a few stockholders would not maximize stockholder value for all stockholders. The assets held by the Company are by their nature illiquid assets. After careful consideration of the competing interests, the Board has adopted the following resolution and proposes that this resolution be approved by the stockholders of the Company:

    RESOLVED: That the charter of the Company be amended by adding Article XVI (the "Proposed Amendment"), which shall read as follows:

                                  "ARTICLE XVI
                        RIGHTS OF OBJECTING STOCKHOLDERS

    To the fullest extent permitted by Section 3-202(c)(4) of the Maryland General Corporation Law, the holders of any shares of any stock of the Corporation are not entitled to exercise any of the rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law".

                        PROPOSAL NO. 2--ASSET SALE PLAN

WHAT ARE YOU BEING ASKED TO APPROVE?

    You are also being asked to approve the Company's proposed Asset Sale Plan. By voting in favor of this Plan, you will also approve and ratify the transactions described in this proxy statement, which the Company and its Board of Directors have undertaken in connection with the Board's consideration and recommendation that the stockholders approve the Plan.

WHAT VOTE IS NEEDED TO APPROVE THE ASSET SALE PLAN?

    Under Maryland law, the Asset Sale Plan must be approved by the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Thus, abstentions and broker non-votes are treated as if they were votes against the adoption of the Asset Sale Plan.

WHAT IS THE BOARD'S RECOMMENDATION?

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE PLAN IS ADVISABLE AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED ASSET SALE PLAN.

WHAT DOES THE ASSET SALE PLAN CONTEMPLATE?

    The Asset Sale Plan contemplates the following transactions:

    - marketing and selling all of our wholly-owned Properties:

       --  Fort Point Place Office;

       --  Fort Point Place Condominiums; and

       --  The Dallas Office and Industrial Portfolio.

    - marketing and selling our interest in each of our jointly-owned
      Properties:

       --  Mathilda Research Centre I;

       --  Mathilda Research Centre II;

       --  Millennium Tower Office; and

       --  Millennium Tower Condominiums.

    - if we are successful in selling all of the Properties we currently intend to distribute to the unitholders and common stockholders the net proceeds from the sale of the Properties, less the amounts required to satisfy our current and future liabilities. We currently believe that the net proceeds to be distributed if we successfully sell all of the Properties will be in an aggregate amount in the range of $4.00 to $8.00 per share (calculated on a fully diluted basis) after full payment to the holders of outstanding Operating Partnership units, including distribution to management of their incentive interest, if any, in the Operating Partnership under the Company's long-term management incentive plan, and the satisfaction of our liabilities. This range is in addition to the Company's distributions through March 1, 2001 of approximately $12.00 in cash per share and excludes proceeds that will be generated from the sale of assets held or acquired by Strategic Partners and the value of assets to be distributed from the Voting Trusts. See "The Company's Distributions to Date" on page
      10. The range set forth above is based solely upon management's current estimates of the values of the Properties and liabilities after considering internally prepared valuations. There can be no assurance that we will be successful in selling the Properties for values equaling or exceeding those currently estimated;

    - although we have no current plan to sell any of our Properties for consideration other than cash, we may determine to sell any Property or all of the Properties for transferable securities or other consideration depending on the values to be received in such transactions;

    - if we are successful in selling all of our Properties, our only remaining major asset will be our interest in Strategic Partners. We currently intend to retain our interest in Strategic Partners pursuant to the terms of the partnership agreement of Strategic Partners and will retain sufficient cash to fund our remaining equity commitment to Strategic Partners. Because we will continue to operate Strategic Partners and retain our interest in it, we are not adopting (or asking you to approve) a plan of liquidation for the Company;

    - subject to maximizing stockholder value, we currently intend to make these distributions to our common stockholders within two years of the date on which our stockholders approve the Plan;

    - distributions of a portion of the net proceeds may be delayed in order to ensure that the Operating Partnership is able to make any required distributions on the incentive interests issued to management under the long-term management incentive plan. See "What other matters does the Company believe are relevant to my vote?" on page 28;

    - the Board of Directors may determine not to proceed with the scheduled vote on the Asset Sale Plan. The Board of Directors may also terminate the Plan for any reason either before or after its approval by the stockholders; and

    - our stockholders will generally recognize taxable income in connection with their receipt of the distributions we contemplate making from time to time as we sell Properties. For further discussion of tax matters associated with the Asset Sale Plan, see the discussion below under the heading "What are the federal income tax consequences of the Asset Sale Plan?"

WHAT ARE THE KEY PROVISIONS OF THE ASSET SALE PLAN?

    The Asset Sale Plan provides, in part, that:

    - the Company will continue to operate the Properties, in the ordinary course of business, but will undertake an orderly process of marketing and attempting to sell the Properties;

    - the Company will only proceed with the sale of Properties at prices, which, given market conditions, management believes are in the best interests of the Company and its stockholders;

    - distributions of the proceeds of any sales will be made at such time or times and in such amounts as may be determined by the Board of Directors. We currently intend to make distributions to our unitholders and common stockholders of the net proceeds from the sale of the Properties, less any amounts required to satisfy our current and future liabilities, within two years of the date on which our stockholders approve the Plan. However, we cannot assure you that we will be able to sell all of the Properties in such time period or that we will actually make any distributions in this time period;

    - the Board of Directors of the Company and such officers of the Company as the Board of Directors may direct, are authorized to interpret the provisions of the Plan and to take such further actions and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to complete the sale of the Properties;

    - the Board of Directors may determine not to proceed with the scheduled vote on the Plan and, if the Plan is voted on and approved by the stockholders, the Board of Directors may terminate the Plan for any reason. The power of termination shall be exercisable both before and after approval of the Plan by the stockholders of the Company;

    - distributions of some portion of the net proceeds may be delayed in order to ensure that the Company is able to make any required distributions under its long-term management incentive plan. See "What other matters does the Company believe are relevant to my vote?" on page 28; and

    - notwithstanding approval of the Plan by the stockholders of the Company and the holders of units of limited partnership interest of the Operating Partnership, the Board of Directors may, consistent with the Board's duties under applicable law, modify or amend the Plan without further action by the stockholders of the Company or the unitholders of the Operating Partnership to the extent permitted under then current law.

WHAT IS BEACON'S ESTIMATE OF THE AMOUNT OF DISTRIBUTIONS TO BE PAID TO THE STOCKHOLDERS AS A RESULT OF THE SALE OF ASSETS?

    If we are successful in selling all of the Properties, we currently intend to distribute to the unitholders and common stockholders the net proceeds from the sale of the Properties, less any amounts required to satisfy our current and future liabilities. We currently believe that the net proceeds to be distributed if we successfully sell all of the Properties will be in an aggregate amount in the range of $4.00 to $8.00 per share (calculated on a fully diluted basis) after full payment to the holders of outstanding Operating Partnership units, including distributions to management of their incentive interest, if any, in the Operating Partnership under the Company's long-term management incentive plan, and the satisfaction of our liabilities. There can be no assurances that we will be successful in disposing of the Properties for values equaling or exceeding those currently estimated by the Company or that such dispositions will occur as early as estimated by the Company. There also can be no assurance that the costs and expenses related to such Property sales or other liabilities will not exceed those which are currently estimated by the Company. Consequently, no assurances can be made as to the actual amount and timing of distributions.

    Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the estimates of Property values contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on such estimates, and they assume no responsibility for, and disclaim any association with, these estimates.

HOW LONG WILL THE DISPOSITION OF PROPERTIES TAKE?

    Subject to our ability to maximize shareholder value, we anticipate that we will sell all of the Properties within two years of the adoption of the Asset Sale Plan and we intend to distribute the proceeds from the sale of the Properties, less those amounts that are necessary to fund our equity commitment to Strategic Partners and those amounts necessary to meet our current and future liabilities, including those liabilities arising under our long-term management incentive plan, within two years of the effective date of the Plan. There can be no assurance that we will be able to sell the Properties or make any distributions in this time period. Distributions of proceeds may be delayed due to the structure of management's incentive interest in the Operating Partnership. See "What other matters the Company believe are relevant to my vote?--Distributions may be delayed due to the structure of the Company's management incentive plan."

WHICH STOCKHOLDERS HAVE ALREADY AGREED TO VOTE IN FAVOR OF THE ASSET SALE PLAN?

    The directors and executive officers of the Company hold the right to cast approximately 699,958, or approximately 3.2%, of the votes eligible to be cast at the Special Meeting, and have already agreed to vote all of their shares of common stock in favor of the Proposed Amendment and the Asset Sale Plan.

WHAT OTHER MATTERS DOES THE COMPANY BELIEVE ARE RELEVANT TO MY VOTE?

    DISTRIBUTIONS MAY BE DELAYED DUE TO THE STRUCTURE OF THE COMPANY'S
     MANAGEMENT INCENTIVE PLAN

    The Company's revised long-term management incentive plan contemplates that the Company's management will participate in all returns realized by the Company after specified benchmarks are achieved. This plan was ratified by the stockholders in May 2000 and was implemented through an amendment to the partnership agreement of the Operating Partnership. This amendment provides BCPPLP, a partnership whose partners are all members of the Company's senior management, with incentive distributions from the Operating Partnership after defined investor return objectives are met. BCPPLP will distribute the incentive distributions received by it to its partners, in accordance with the terms of the BCPPLP Partnership Agreement.

    Under this amendment, BCPPLP does not receive any incentive distributions from the Operating Partnership until the partners of the Operating Partnership (including the Company and BCPPLP to the extent of their partnership interests) have received distributions equal to:

    - a cumulative, compounded annual return of 10% (the "Preferred Return") on the Invested Capital (as defined below) of the Operating Partnership outstanding from time to time, commencing from the date of the Company's original offering of common stock; and

    - a return of 100% of the Invested Capital, which is defined as the aggregate amount of the capital raised in the Company's offering of common stock plus any capital contributions made by limited partners to the Operating Partnership, less all distributions from the Operating Partnership in excess of the Preferred Return.

Until this hurdle is achieved, all distributions from the Operating Partnership will be made PRO RATA to the partners of the Operating Partnership (including BCPPLP) in accordance with their relative percentage interests. Currently, the Company and BCPPLP are the only partners in the Operating Partnership and their percentage interests (which correspond to their relative capital contributions to the Operating Partnership) are 99% and 1%, respectively. Only after this hurdle had been achieved would BCPPLP receive incentive distributions from the Operating Partnership as follows:

    - first, 50% to the partners of the Operating Partnership (PRO RATA in accordance with percentage interests) and 50% to BCPPLP, until BCPPLP receives an amount equal to 20% of all distributions made to the partners of the Operating Partnership to date other than distributions of Invested Capital described above; and

    - thereafter, 80% to the partners of the Operating Partnership (PRO RATA in accordance with percentage interests) and 20% to BCPPLP.

    For purposes of calculating the incentive distributions due to management, the Company has agreed to value the stock purchased by the Operating Partnership and subsequently distributed by the Operating Partnership and then by the Company to its stockholders subject to the terms of various Voting Trusts, at the time those shares are actually distributed from the Voting Trusts to the beneficial holders of the shares. See "How does the Asset Sale Plan impact the management incentive distributions?" beginning on page 34.

    The value of the interests, in the Voting Trust at the time they are distributed to the beneficial holders will be used in calculating the investor return objectives under the distribution provisions of the Operating Partnership. Therefore, the Operating Partnership will need to retain sufficient cash from the sale of the Properties and other assets in order to satisfy the distributions, if any, due to management in respect of the total returns realized by the Company. Because the total returns cannot be accurately calculated until all of the Operating Partnership's assets are finally distributed or sold and the Voting Trusts are terminated, the Operating Partnership will likely retain some portion of the proceeds from the sale of the Properties to satisfy its estimated distributions to management. The Operating

Partnership may continue to retain all or some of these retained amounts until such time as the total distributions to management can be finally determined. These retained amounts will not be available for distribution to stockholders until the Company determines that they are not required to meet any other liability. The Operating Partnership likely would not retain such reserves to the extent doing so would prevent the Company from meeting its minimum REIT distribution requirements. It is possible, however, that such reserves might prevent the Company from distributing all of its income during a particular taxable year in which case the Company would be subject to tax on such undistributed income. See "Taxation of United States stockholders on our capital gains resulting from the Asset Sale Plan" for a discussion of retained capital gains. The amounts retained will continue to be considered "Invested Capital" under the long-term incentive plan for purposes of calculating the Preferred Return required to be achieved prior to any incentive returns being paid.

    NO ASSURANCES OF DISTRIBUTIONS

    We cannot assure you that we will be successful in disposing of the Properties for values equaling or exceeding those currently estimated by the Company or that such dispositions will occur as early as estimated by the Company. If the values of the Company's Properties decline or the costs and expenses related to such sales, including the costs of significant improvements to be made to the Properties, exceed those which are currently estimated by the Company, or if the Properties are not leased by the dates or at the rental rates the Company currently expects, the sales may not yield distributions as great as the amounts estimated by management. No assurances can be made as to the actual amount and timing of distributions, which could be made over a substantial period of time.

    NO ASSURANCES AS TO SALE OF JOINTLY HELD PROPERTIES

    The Company jointly owns four Properties, Mathilda Research Centre I, Mathilda Research Centre II, Millennium Tower Office and the Millennium Tower Condominiums. Because of the nature of joint ownership, the Company and its co-owners may need to agree on the terms of each Property sale before such sale can be effected. There can be no assurance that the Company and its co-owners will agree on satisfactory sales terms for any of the Properties.

    SALES OF PROPERTIES NOT SUBJECT TO FURTHER STOCKHOLDER OR UNITHOLDER
     APPROVAL

    If our stockholders approve the Plan, the Directors, or a committee of disinterested Directors, consistent with their obligations under applicable law, will have the authority to sell any and all of the Company's Properties on such terms as they determine to be appropriate. Notably, the stockholders and unitholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

    QUALIFICATION AS A REIT

    Management's estimated range of the distributions per share set forth in this proxy statement assumes that the Company will continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") during the entire process, that the Company will distribute all of its income each taxable year, and that none of the sales will be subject to the 100% prohibited transaction tax. Therefore no provision has been made for federal income taxes. Although the Company currently desires to maintain its REIT qualification and to operate so as to not incur federal income or excise taxes, there can be no assurance that the Company will be able to continue to qualify as a REIT. The Board of Directors of the Company, acting by a vote of at least 75% of its members, can determine to terminate the Company's status as a REIT. The Asset Sale Plan will not change the Board's ability to terminate our status as a REIT. If the Company ceases to be treated as a REIT under the Code, it would be subject to taxation as a C corporation at regular corporate rates on its income and if such a change in our tax status occurred or was anticipated, we might take such action as the Board of

Directors determines is prudent under the circumstances. See "Tax Consequences to the Company" and "Prohibited Transactions" below for a further discussion of these matters.

    NO ASSURANCES AS TO SALE PRICES OF ASSETS

    Management cannot give any assurances as to the prices at which the Properties ultimately will be sold. Real estate market values are constantly changing and fluctuate with changes in interest rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. In addition, environmental contamination or unknown liabilities, if any, at the Properties may adversely impact the sale prices of those Properties.

    MANAGEMENT'S POTENTIAL CONFLICTS OF INTEREST

    In considering the recommendation of our Board of Directors with respect to the Plan, and in implementing the Plan, you should be aware that some of our Directors and officers may have had or may have interests that are different from your interests as a stockholder. In particular, the adoption of the Asset Sale Plan will have an impact on the Company's management compensation plan. See "Impact of the Asset Sale Plan on the Company's Compensation Plans" on page 34. In addition, distributions of some portion of the net proceeds may be delayed in order to ensure that the Operating Partnership is able to make any required distributions under the long-term management incentive plan. See "What other matters does the Company believe are relevant to my vote?" on page 28.

    To reduce the Company's general and administrative expenses under the Asset Sale Plan, the Company may contract with or create an external advisor to manage the Company's assets. If the Company chooses to engage the services of an external advisor, it may choose to use an advisor affiliated with Alan M. Leventhal, the Company's Chief Executive Officer. Any agreement with an affiliate of Alan M. Leventhal to manage the Asset Sale Plan, or any other related party transaction, would be negotiated on an arms' length basis and would require the unanimous approval of the Company's disinterested directors.

    APPROVAL BY LIMITED PARTNERS OF THE OPERATING PARTNERSHIP

    Substantially all of the Company's assets are held by the Operating Partnership, of which the Company is the general partner. Pursuant to the Operating Partnership's Agreement of Limited Partnership, as amended, the consent of partners holding two-thirds of the outstanding units of limited partnership interest in the Operating Partnership (other than the units held by the Company) is required to approve the Plan. BCPPLP, a partnership whose partners are all members of the Company's senior management, holds all of the outstanding units of limited partnership interest in the Operating Partnership (other than the units held by the Company) and has consented to the Plan, subject to the Plan being approved by the stockholders.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE PLAN?

    The following is a general summary of certain United States federal income tax considerations for U.S. shareholders associated with the Asset Sale Plan. The following summary is not exhaustive of all possible federal income tax considerations and is not tax advice. Moreover, this summary does not deal with all federal income tax considerations that might be relevant to you in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as tax-exempt entities, insurance companies, financial institutions, broker-dealers and (except for the discussion below under the heading "Special tax considerations for foreign stockholders") non-U.S. stockholders. The following summary is based on the Code, the Treasury regulations promulgated thereunder, and interpretations of the Code and Treasury regulations by the courts and the Internal Revenue Service (the "IRS"), all as of the date of this document.

    THE FOLLOWING SUMMARY DOES NOT ADDRESS THE APPLICABILITY OF OR EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO YOU OF THE ASSET SALE PLAN.

    TAX CONSEQUENCES TO THE COMPANY

    Since our inception, we have intended to operate in a manner that enables us to qualify as a REIT for United States federal income tax purposes, and it is our belief that we have satisfied and will continue to satisfy the Code's REIT organizational and operational requirements. We have not and do not intend, however, to request a ruling from the IRS as to our REIT status. Moreover, the Code provisions governing our qualification as a REIT are highly technical and complex. Consequently, we cannot guarantee that we have qualified or will qualify as a REIT.

    If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain (including gains from sales consummated under the Asset Sale Plan) that we distribute to stockholders, unless we incur net gain from "prohibited transactions," as discussed below.

    If we lost our REIT status, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at corporate rates with respect to our entire income from operations and from the sales of our assets, including sales consummated under the Asset Sale Plan, for the taxable year in which our qualification as a REIT terminated and any subsequent years.

    Sales of our Properties should not generate material amounts of non-qualifying income for purposes of the REIT income tests, and we anticipate that the proceeds of such sales will permit us to make sufficient distributions to meet any REIT distribution requirements attributable to such sales. We also anticipate that the sales will not cause us to fail any of the applicable REIT asset tests. Nonetheless, if we sell our Properties and hold only an interest in Strategic Partners, our ability to continue to qualify as a REIT will depend on the assets and operations of Strategic Partners. In that regard, the partnership agreement of Strategic Partners requires it to operate in a manner that does not jeopardize our status as a REIT. This covenant does not, however, entitle us to any special distributions from Strategic Partners to fund our REIT distribution requirements. Under the partnership agreement of Strategic Partners and applicable tax regulations, our share of income from Strategic Partners in a particular year could exceed our share of cash distributions. If this occurred, we might have to raise funds from other sources to meet our REIT distribution requirements or face disqualification as a REIT. Even if we met the minimum distribution requirements, we generally would be subject to tax on any undistributed income.

    Even if we retain our REIT status, the need to reserve for distributions payable to management with respect to their incentive interest in the Operating Partnership could prevent us from distributing all of our income, although based on our current projections we expect to be able to distribute more than our income annually by a comfortable margin. Any such undistributed income will be subject to corporate-level tax, although in the case of retained capital gains stockholders should get the benefit of any capital gain taxes paid by us. See "Taxation of United States stockholders on our capital gains resulting from the Asset Sale Plan" below.

    PROHIBITED TRANSACTIONS

    So long as we continue to qualify as a REIT, any net gain from "prohibited transactions" will be subject to a 100% penalty tax (unless such gain arises in one of our taxable subsidiaries, in which case such gain would be subject to tax at normal corporate rates). We cannot avoid this tax by distributing these gains to stockholders. "Prohibited transactions" are sales of property held primarily for sale to customers in the ordinary course of a trade or business. Whether a real estate property constitutes property held primarily for sale to customers in the ordinary course of a trade or business is determined on the basis of all relevant facts and circumstances. The REIT provisions provide a safe harbor pursuant to which certain sales of real estate property will not be treated as prohibited transactions, but we do not expect any of our Property sales to qualify for that safe harbor.

    We do not believe that any of our Properties (other than residential portions of certain Properties held through taxable subsidiaries) are held primarily for the sale to customers in the ordinary course of business. Thus, we do not believe that any gains from sales of these Properties will be subject to the 100% penalty tax. Nevertheless, because the determination as to whether or not property is held for sale to customers in a trade or business is inherently factual, there can be no assurance that the IRS or the courts would agree with our characterization.

    TAXATION OF UNITED STATES STOCKHOLDERS ON OUR CAPITAL GAINS RESULTING FROM
     THE ASSET SALE PLAN

    DIVIDENDS. Because we currently intend to retain our interest in Strategic Partners indefinitely, we do not believe and do not intend that the adoption of the Plan will constitute the adoption of a plan of liquidation for federal income tax purposes. Accordingly, distributions of sales proceeds or other amounts following the adoption of the Plan will be subject to the normal rules governing REIT distributions described below, rather than the rules governing liquidating distributions. Distributions paid out of current or accumulated earnings and profits will be taxable as ordinary dividend income unless properly designated as capital gain dividends. Dividends to stockholders that we properly designate as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gains for the taxable year, without regard to the period during which the stockholder held its common stock. In the case of a stockholder who is an individual, an estate or a trust, long-term capital gains and losses are separated into different rate categories. Pursuant to IRS Notice 97-64, a REIT may designate a capital gain dividend into three rate groups, 20%, 25% or 28%. The REIT must determine the maximum amounts, if any, of capital gain dividends that it may designate in each rate category by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. We intend to tell you the rate categories applicable to our capital gain dividends. Corporate stockholders may be required to treat up to 20% of particular capital gain dividends as ordinary income. Dividends paid by us are not eligible for the dividends-received deduction for corporations.

    Distributions to you in excess of our current and accumulated earnings and profits will reduce your tax basis in our common stock, and any amount in excess of your tax basis will be deemed to be gain from your sale of our common stock.

    RETAINED CAPITAL GAINS. If we retained, rather than distributed, some portion of our net long-term capital gains received during a particular year, we would pay income tax on such retained gains at regular corporate rates. To the extent designated by us in a notice to you, you would include your proportionate share of such retained long-term capital gains so designated in income. You would be deemed to have paid your share of the tax paid by us, which would be included in the computation of your underpayment or overpayment of federal income taxes for the year. Your basis in our stock would be increased by your proportionate amount of such retained long-term capital gains, net of your proportionate amount of the tax paid by us.

    SPECIAL TAX CONSIDERATIONS FOR FOREIGN STOCKHOLDERS

    DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF UNITED STATES REAL PROPERTY. Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, such as distributions of gain from sales of our Properties, will be taxed to a foreign stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a foreign stockholder will be taxed at the normal capital gain rate applicable to a domestic stockholder (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of a non-resident alien individual). Distributions subject to FIRPTA also may be subject to a 30% branch profit tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions.

    WITHHOLDING FROM DISTRIBUTIONS TO FOREIGN STOCKHOLDERS. We will be required to withhold from distributions to foreign stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends). In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. Other distributions to foreign stockholders will generally be subject to 30% withholding, unless the withholding rate is reduced by an applicable tax treaty. If the amount of tax withheld by us with respect to a distribution to a foreign stockholder exceeds the stockholder's United States tax liability with respect to such distribution, the foreign stockholder may file for a refund of such excess from the IRS.

                   ASSETS OF THE COMPANY FOLLOWING SUCCESSFUL
                     IMPLEMENTATION OF THE ASSET SALE PLAN

OUR INTEREST IN STRATEGIC PARTNERS

    If the Asset Sale Plan is approved, we intend to market and sell all of the Properties. No assurance can be made that we will be able to sell any or all of the Properties on favorable terms. If we cannot sell a Property on favorable terms, we will continue to hold it.

    The Company is the sole member of BCP Strategic Partners, LLC. BCP Strategic Partners, LLC is the sole general partner of Strategic Partners, a real estate limited partnership. On October 1, 1999, we completed the initial closing for Strategic Partners. Subsequent to October 1, 1999, we completed additional closings and as of March 28, 2000 (the final closing date for Strategic Partners) equity commitments to Strategic Partners totaled $287.5 million, of which our equity commitment was $57.5 million. The commitments include investments from various endowments, foundations, pension funds and other institutional investors. Strategic Partners will invest in strategic investments, specifically within the United States, with a focus on office properties. Strategic investments include redevelopment, development and other real estate opportunities where we can maximize value through our operating skills and expertise. We have agreed that for a period of up to two years from October 1, 1999, Strategic Partners will be our exclusive vehicle for new real estate investments.

    As of December 31, 2000, $3.2 million of our committed investment was funded. Following the Asset Sale Plan, we will retain sufficient cash to fund our remaining equity commitment to Strategic Partners. In June 2000 we received a distribution of approximately $25 million related to our investment in Strategic Partners. This distribution was attributable to Strategic Partners' investment in, and later sale of, a building located at 233 Fremont Street in San Francisco. We currently intend to continue to hold our interest in Strategic Partners. Consequently, we are not asking you to approve a plan to liquidate the Company.

THIRD PARTY TRUSTEE

    Three wholly-owned subsidiaries of Beacon Capital Partners, Inc. serve as trustees of certain Voting Trusts we have created. The companies serving as trustees are BCP Voting, Inc., Cypress Voting, Inc., and CO Space Voting, Inc. These three subsidiaries do not have any significant assets. We will continue to hold the stock of these companies while they serve as trustees of the Voting Trusts. Upon the dissolution of the respective trusts, we anticipate that these entities will also be dissolved.

       IMPACT OF THE ASSET SALE PLAN ON THE COMPANY'S COMPENSATION PLANS

HOW DOES THE ASSET SALE PLAN IMPACT THE MANAGEMENT INCENTIVE DISTRIBUTIONS?

    The Company's revised long-term management incentive plan, ratified by our stockholders in May 2000, is designed to permit certain members of management to participate in the value being created in the underlying portfolio of investments. This plan was implemented through an amendment to the partnership agreement of the Operating Partnership. Following the amendment, distributions from the Operating Partnership are now made in accordance with the incentive plan preferences noted below and are no longer based on final capital account balances. In connection with this amendment to the Operating Partnership, senior management of the Company surrendered all of their outstanding stock options. No senior managers of the Company currently hold any stock options. As noted above, through an incentive interest in the Operating Partnership, the Company's management participates in all returns realized by the Company after the Invested Capital and Preferred Return are distributed to the investors. The Operating Partnership will distribute any incentive return to BCPPLP, a partnership whose partners are all members of the Company's senior management.

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
    For purposes of determining the amounts of incentive distributions payable to BCPPLP, the June 1999 distribution of interests in the voting trust formed to hold shares of Wyndham International, Inc.'s Series B preferred stock, the January 2000 distribution of interests in the Voting Trust formed to hold shares of Cypress Communications, Inc.'s stock, the March 2000 distribution of interests in the Voting Trust formed to hold shares of CO Space, Inc.'s (since converted into common stock of InterNAP Network Services, Inc.) stock and the November 2000 distribution of Series II interests in the trust formed to hold shares of Series B preferred stock of Wyndham International, Inc. have NOT been treated as distributions to the partners of the Operating Partnership. Instead, the shares held by the Voting Trusts are treated as if held by the Operating Partnership until such time as those shares are actually distributed to the beneficial holders of the interests in the Voting Trusts, at which time the partners of the Operating Partnership would be treated as receiving a PRO RATA distribution from the Operating Partnership in the amount of the then value of the shares distributed from a Voting Trust, regardless of the extent to which the investors continue to hold interests in a Voting Trust. The distributions otherwise payable by the Operating Partnership to its partners will be reduced (and the incentive distributions otherwise payable to BCPPLP will be increased) so that the actual incentive distributions paid to BCPPLP by the Operating Partnership equal the amount of incentive distributions BCPPLP would have received if the Operating Partnership had made actual distributions (pursuant to the distribution priorities set forth above) at such times, and in the same amounts, as the deemed distributions from the Voting Trusts.

    As a result of the amendment to the partnership agreement of the Operating Partnership, distributions from the Operating Partnership are paid PRO RATA to holders of units in the Operating Partnership (including the Company and BCPPLP) until the investors have received their Preferred Return and a return of 100% of their Invested Capital (taking into account the Voting Trusts as described above). After these returns are paid, BCPPLP receives incentive distributions as set forth above. Therefore, purchasers of the Company's common stock who have not participated in all of the distributions to date will bear a disproportionate share of the incentive distributions paid to BCPPLP. This could have an impact on the price of the common stock and could impact the liquidity of the common stock.

    The following table shows the estimated value, on a per share basis, of the management incentive distributions that may be made by the Operating Partnership based on the range of the proceeds currently estimated to be distributed under the Asset Sale Plan. For purposes of calculating the Estimated Incentive Distribution and the Estimated Return to Investors below, we have assumed that the assets held through the Voting Trusts grow at an assumed annual growth rate of 20%, which is consistent with our return objectives. No assurance can be given as to the actual value of the assets at the time they will be distributed. See "The Company's Distributions to Date" on page 10.

                              ESTIMATED
  CASH DISTRIBUTIONS        PROCEEDS FROM              ESTIMATED                ESTIMATED
       THROUGH                THE ASSET                RETURN TO                INCENTIVE
  MARCH 1, 2001 (1)        SALE PLAN (1)(2)       INVESTORS (1)(2)(3)     DISTRIBUTION (1)(2)(3)
  ------------------    ----------------------   ----------------------   ----------------------
        $12.00                  $4.00                    $29.00                   $1.79
        $12.00                  $6.00                    $31.00                   $2.85
        $12.00                  $8.00                    $33.00                   $3.36

------------------------

(1) All amounts are per share amounts.

(2) Does not include any proceeds that may be generated from the sale of assets held or acquired by Strategic Partners.

(3) Based on estimates of the total distributions to be made to an investor, including cash distributions to date, estimated proceeds from the Asset Sale Plan and estimated amounts distributed through the Voting Trusts.

                        RIGHTS OF OBJECTING STOCKHOLDERS

    In the event the Proposed Amendment removing the appraisal rights of objecting stockholders is not approved and the Company and the stockholders adopt the Asset Sale Plan, stockholders objecting to the adoption of the Asset Sale Plan will have the right to demand and receive the fair value of their stock as set forth more fully below.

    Sections 3-201 through 3-213, inclusive, of the MGCL (a copy of which is attached hereto as APPENDIX B) entitles any holder of record of shares of the Company, who (i) files a written objection to the proposal at or before the Special Meeting at which the Asset Sale Plan will be considered and (ii) does not vote in favor of the Asset Sale Plan and (iii) within twenty (20) days after the State Department of Assessments and Taxation of Maryland (the "Department") accepts the articles for record makes a written demand on the "Successor" (in this instance the Company) for payment of the stockholder's stock, stating the number and class of shares for which the stockholder demands payment, to the right to demand and receive the fair value of his or her stock from the Company.

    Any person having a beneficial interest in shares of the Company that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect such beneficial owner's appraisal rights, if any.

    Any stockholder of record contemplating making a demand for appraisal is urged to review carefully the provisions of Sections 3-201 through 3-213 of the MGCL, particularly the procedural requirements necessary to perfect objecting stockholders' appraisal rights thereunder. The right to receive fair value will be lost if the procedural requirements of Sections 3-201 through 3-213 of the MGCL are not fully satisfied.

    SET FORTH BELOW IS A SUMMARY OF THE PROCEDURES RELATING TO THE EXERCISE OF THE RIGHT TO RECEIVE FAIR VALUE. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF SECTIONS 3-201 THROUGH 3-213 OF THE MGCL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B HERETO AND TO ANY AMENDMENTS TO SUCH SECTIONS AS MAY BE ADOPTED AFTER THE DATE OF THIS PROXY STATEMENT.

    FILING WRITTEN OBJECTION. A Company stockholder who intends to exercise objecting stockholder appraisal rights must deliver to the Company, prior to or at the Special Meeting at which the Asset Sale Plan will be considered, a written objection to the Asset Sale Plan, stating that such stockholder intends to demand payment for the shares of the Company held by such stockholder if the Asset Sale Plan is approved. Such written objection should be addressed to Beacon Capital Partners, Inc., One Federal Street, 26th Floor, Boston, Massachusetts 02110, Attention: Chief Financial Officer. A vote against the Asset Sale Plan will not satisfy the requirement that a written objection be filed with the Company. The written objection to the Asset Sale Plan must be in addition to and separate from any proxy or vote against the Asset Sale Plan.

    NO VOTE IN FAVOR OF THE ASSET SALE PLAN. Shares of the Company for which a right to receive fair value is sought must not be voted in favor of the Asset Sale Plan. The submission of a signed blank proxy card may serve to waive objecting stockholder's rights, but failure to return a proxy card or vote (or abstaining from vote) will not waive objecting stockholder's rights, unless the Proposed Amendment is adopted.

    NOTICE BY SUCCESSOR. The Company shall promptly notify each objecting stockholder, who the Company in good faith believes has complied with the provisions of Section 3-203 of the MGCL, in writing of the date the articles are accepted for record by the Department. The giving of such notice shall not be deemed to create any rights in the stockholder receiving the same to demand payment for such holder's shares of the Company. The notice shall be delivered personally or mailed to each objecting stockholder by registered mail at the address the stockholder provides to the Company in writing, or, if none, at the address as it appears on the Company's records when it issued the stock.

    OFFER BY THE SUCCESSOR. In addition to the notice sent above, the Company may, in its sole discretion, send a written offer to pay the objecting stockholder what it considers to be the fair value of the stock. Each offer must be accompanied with the following information relating to the Company: (i) a balance sheet as of a date not more than six months before the date of the offer; (ii) a profit and loss statement for the twelve months ending on the date of the balance sheet; and (iii) any other information the Company considers pertinent.

    WRITTEN DEMAND. Within twenty (20) days after the Department accepts the articles for record, any objecting stockholder who wishes to exercise appraisal rights must demand in writing from the Company payment for the fair value of such holder's shares of the Company, stating the number and class of shares for which the stockholder demands payment. Such written demand should be sent to Beacon Capital Partners, Inc., One Federal Street, 26th Floor, Boston, Massachusetts 02110, Attention: Chief Financial Officer. ONCE A DEMAND IS FILED, IT CAN ONLY BE WITHDRAWN WITH THE CONSENT OF THE COMPANY.

    SETTLEMENT OR APPRAISAL. Within fifty (50) days after the Department accepts the articles for record, either the Company or an objecting stockholder who has not received payment for his or her stock and who has complied with
Section 3-203 of the MGCL, may petition a court of equity for an appraisal proceeding to determine the fair value of the stock. If more than one appraisal petition is filed, the court must direct the consolidation of all the proceedings on terms and conditions it considers proper. Two or more objecting stockholders may join in an appraisal proceeding or the court may join them on its own motion. If the appraisal is not filed within the fifty-day statutory period, the objecting stockholder will lose his appraisal rights. After the hearing of such petition, the court will determine the stockholders who have complied with the provisions of Section 3-203 of the MGCL and who have become entitled to appraisal rights. After determining those stockholders entitled to an appraisal, the court shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Within sixty (60) days of their appointment, unless the court sets a longer time, the appraisers must determine the fair value of the stock and file a report stating the conclusion of the majority as to the fair value of the stock. The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered. On the same day that the report is filed, the appraisers shall mail a copy to each party of the proceedings. Within fifteen (15) days thereafter, any party may object to the report and request a hearing. Following the receipt of the report and, on motion of any party to the proceeding, the court must enter an order confirming, modifying or rejecting the report and, if appropriate, set a time for payment to the stockholder. If the report is confirmed or modified, judgment shall be entered in favor of each objecting stockholder party to the proceeding for the appraised fair value of the stock. If the court rejects the report, it may determine the fair value of the stock and enter judgment for the objecting stockholder accordingly or remit the proceedings to the appraisers or to new appraisers on terms and conditions it considers proper.

    PAYMENT AND COSTS. When the value is so determined, the court will direct payment by the Company of such value to the stockholders entitled to receive the same upon surrender to the Company by such stockholders of the certificates representing their shares of the Company. The court may also order interest from the date the stockholders voted on the Asset Sale Plan to be paid, unless the court determines that the stockholder's failure to accept an offer for the stock made under Section 3-207 of the MGCL was arbitrary and vexatious or not in good faith. The cost of the appraisal proceeding (other than attorneys' fees) and the reasonable compensation and expenses of any appraisers appointed by the court may be set by the court and assessed against the Company. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the objecting stockholder to accept an offer for the stock made under Section 3-207 of the MGCL was arbitrary and vexatious or not in good faith. Reasonable fees and expenses of experts may be assessed against the Company by the court only if the Company did not make an offer pursuant to Section 3-207 of the MGCL or the stock's fair value as determined in the proceeding materially exceeds the amount offered by the Company.

    EXCLUSIVE REMEDY; EXCEPTION. There is nothing in either the existing MGCL or any predecessor statute that provides that the enforcement by an objecting stockholder of appraisal rights pursuant to the procedure summarized above is the exclusive remedy of such objecting stockholder.

    IN THE EVENT THAT THE PROPOSED AMENDMENT IS NOT APPROVED, ANY COMPANY STOCKHOLDER WHO DESIRES TO EXERCISE APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW THE MGCL AND IS ADVISED TO CONSULT SUCH STOCKHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the beneficial ownership of the common stock as to (i) each person or entity who is known by the Company to have beneficially owned more than five percent of common stock as of January 29, 2001, (ii) each of Beacon's directors, (iii) the Chief Executive Officer and each of the four most highly compensated executive officers for 1999, and (iv) all directors and executive officers as a group, based on representations of officers and directors of the Company as of January 29, 2001 (unless otherwise indicated) and filings as of January 29, 2001, received by the Company on Schedule 13G under the Securities Exchange Act of 1934, as amended. All such information was provided by the stockholders listed (unless otherwise indicated) and reflects their beneficial ownership known by the Company. All percentages have been calculated as of January 29, 2001.

                                                                AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP (2)
                                                              ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                        NUMBER      PERCENTAGE
----------------------------------------                      -----------   ----------
AEW Capital Management, Inc. (3) ...........................   1,488,725         6.9%
  AEW Capital Management, L.P.
  World Trade Center East
  Two Seaport Lane
  Boston, MA 02110

LaSalle Investment Management (Securities) L.P. (4) ........     738,500         3.4%
  220 East Randolf Drive
  Chicago, IL 60601

Southeastern Asset Management ..............................   2,075,000         9.5%
  6410 Poplar Ave, Suite 900
  Memphis, TN 38119

Standard Pacific Capital Management (5) ....................   2,054,154         9.4%
  425 California Street
  San Francisco, CA 94104

The Prudential Insurance Company of America ................   2,528,246        11.6%
  751 Broad Street
  Newark, NJ 07102

Alan M. Leventhal...........................................     611,260         2.8%(6)

Lionel P. Fortin............................................     418,231         1.9%(7)

Stephen T. Clark............................................      25,903           * (8)

Steven Shulman..............................................      31,556           * (9)

Scott M. Sperling...........................................      25,367           * (10)

Robert M. Melzer............................................      22,988           * (11)

Erin O'Boyle................................................       2,000           *

Randy J. Parker.............................................       1,340           *

                                                                AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP (2)
                                                              ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                        NUMBER      PERCENTAGE
----------------------------------------                      -----------   ----------
William A. Bonn.............................................       1,000           *

Jeremy Fletcher.............................................      10,723           *

All Directors and Executive Officers as a Group                  925,159         4.2%
  (10 Persons)..............................................

------------------------

  * Less than one percent

 (1) All information has been determined as of December 15, 2000. For the purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that person has the right to acquire within 60 days of December 15, 2000 pursuant to the exercise of stock options or redemption of Operating Partnership Units (assuming the Company elects to issue Common Stock rather than pay cash upon such redemption) held by such person or an affiliate of such person. Unless otherwise noted, the address of each beneficial owner is: c/o Beacon Capital Partners, Inc., One Federal Street, 26th Floor, Boston, MA 02110. As of December 15, 2000, 21,730,888 shares of common stock were issued and outstanding.

 (2) For the purpose of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire within 60 days of December 15, 2000 pursuant to the exercise of a stock option or upon the redemption of Operating Partnership Units is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

 (3) Includes as members of the group: AEW TSF, LLC, AEW Targeted Securities Fund, L.P., AEW TSF II, LLC and AEW Targeted Securities Fund II, LP.

 (4) LaSalle Investment Management (Securities), LP ("LIMS") is a Maryland limited partnership, the limited partner of which is LaSalle Investment Management, Inc. ("LaSalle") and the general partner of which is LaSalle Investment Management (Securities), Inc., a Maryland Corporation, the sole stockholder of which is LaSalle. LaSalle and LIMS, each registered investment advisors, have different advisory clients.

 (5) Includes shares filed on behalf of Andrew Midler, who is solely a control person of Standard Pacific Capital, LLC.

 (6) Includes 225,201 Operating Partnership Units held indirectly by a trust, of which Mr. Leventhal and Mr. Fortin's wife are beneficiaries. See Note 7.

 (7) Includes 225,201 Operating Partnership Units held indirectly by a trust, of which Mr. Fortin's wife and Mr. Leventhal are beneficiaries. See Note 6.

 (8) Consists of currently exercisable options to purchase 25,903 shares of Common Stock.

 (9) Includes currently exercisable options to purchase 26,195 shares of Common Stock.

 (10) Consists of currently exercisable options to purchase 25,367 shares of Common Stock.

 (11) Includes currently exercisable options to purchase 17,627 shares of Common Stock.

                              INDEPENDENT AUDITORS

    The Company's financial statements for the year ended December 31, 1999 and for the period ended December 31, 1998 were audited by Ernst & Young LLP, which has audited the Company's books and records since its inception in 1998. A representative of Ernst & Young LLP will be present at the Special Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Goodwin Procter LLP, Boston, Massachusetts. Certain partners of Goodwin Procter LLP directly or indirectly own an aggregate of 7,237 shares of common stock of the Company.

                             STOCKHOLDER PROPOSALS

    We intend to hold our next annual meeting of stockholders in July 2001. Any stockholder proposal that is submitted to us for inclusion in our proxy statement for our annual meeting in 2001 pursuant to Rule 14a-8 under the Exchange Act must comply with the rules of the SEC governing the form and content of such proposals and must have been received by the Secretary of Beacon Capital Partners, Inc., at One Federal Street, 26th Floor, Boston, Massachusetts 02110, within a reasonable time before the Company begins to print and mail its proxy materials.

    If you intend to present a proposal at our annual meeting in 2001 but do not intend to have your proposal included in our proxy statement, you must notify us on a timely basis of your intent to present such proposal at the meeting. To be timely, your notice must be delivered to or received by the Secretary of Beacon Capital Partners, Inc., at One Federal Street, 26th Floor, Boston, Massachusetts, 02110, no earlier than January 10, 2001 and no later than February 24, 2001. The proposal must also comply with the other requirements contained in our Bylaws.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the information filing requirements of the Exchange Act and, in accordance with that Act, are obligated to file with the SEC periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the public reference facilities of the SEC's office at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials may be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

    You should rely only on the information contained in this document to vote your shares of common stock at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 7, 2001. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in that jurisdiction.

    WHO CAN HELP ANSWER YOUR QUESTIONS?

    If you would like additional copies of this document, or if you have questions about the Proposed Amendment or the Asset Sale Plan or need assistance voting your shares, you should contact:

           Corporate Investor Communications, Inc.
           111 Commerce Road
           Carlstadt, NJ 07072
           (201) 896-2605

    You may also contact your Company:

           Beacon Capital Partners, Inc.
           One Federal Street, 26th Floor
           Boston, MA 02110
           (617) 457-0400
           Attention: Randy J. Parker, Chief Financial Officer

APPENDIX A

                         BEACON CAPITAL PARTNERS, INC.
                                ASSET SALE PLAN

    1. This Asset Sale Plan (the "Plan") of Beacon Capital Partners, Inc., a Maryland corporation (the "Company"), has been approved by the Company's Board of Directors as being advisable and in the best interests of the Company and its stockholders. The Board of Directors has directed that the Plan be submitted to the stockholders of the Company for approval. The Plan shall become effective upon approval of the Plan by the holders of at least two-thirds of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The date of the stockholders' approval is hereinafter referred to as the "Effective Date."

    2. On or after the Effective Date, the Company shall begin to implement the Asset Sale Plan which includes selling the following properties or its interest in the following properties on such terms and conditions as the Board of Directors determines are in the best interests of the Company, consistent with prevailing market conditions:

        (a) Fort Point Office;

        (b) Fort Point Condominiums;

        (c) The Dallas Office and Industrial Portfolio;

        (d) Mathilda Research Centre I;

        (e) Mathilda Research Centre II;

        (f) Millennium Tower Office; and

        (g) Millennium Tower Condominiums (collectively, the "Properties").

    Pursuant to the Plan, the Board shall cause the Company to sell, convey, transfer and deliver or otherwise dispose of any and/or all of the Properties of the Company in one or more transactions, without further approval of the stockholders. The Company shall continue to operate the Properties in the ordinary course until such Properties are actually sold.

    3. The appropriate officers of the Company shall take such actions as may be necessary or appropriate to sell or exchange the Properties, in whole or in part, into cash or such other form as may be conveniently distributed to the stockholders.

    4. The appropriate officers of the Company shall distribute the net proceeds of the sale of the Properties, after full payment to the holders of outstanding Operating Partnership units and satisfaction of the Company's liabilities, including distributions to management of their incentive interest, if any, in the Operating Partnership, by means of one or more distributions to the stockholders of the Company. Subject to the terms of the charter and by-laws of the Company and in connection therewith such officers shall execute all checks, instruments, notices and any and all other documents necessary to effectuate such distribution.

    5. In the course of marketing and selling the Properties, the Board of Directors, acting in its discretion, shall continue to have the authority set forth in the Company's charter to terminate the Company's status as a real estate investment trust under Section 856-860 of the Internal Revenue Code of 1986, as amended.

    6. The Board of Directors of the Company and such officers of the Company as the Board of Directors may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to execute this plan, including, without limitation, (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of the Properties, (ii) the appointment of other persons to carry out any aspect of the Plan, (iii) the temporary investment of funds in such medium as the Board of Directors may deem appropriate, (iv) the establishment of a liquidating trust, and (v) the modification of the Plan as may be necessary to implement the Plan. The death, resignation or other disability of any Director or officer of the Company shall not impair the authority of the surviving or remaining Directors or officers of the Company (or any persons appointed as substitutes therefore) to exercise any of the powers provided for in the Plan. Upon such death, resignation or other disability, the surviving or remaining Directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

    7. The Board of Directors may terminate the Plan for any reason. The power of termination shall be exercisable both before and after approval of the Plan by the stockholders of the Company. Notwithstanding approval of the Plan by the stockholders of the Company, the Board of Directors may modify or amend the Plan without further action by the stockholders of the Company to the extent permitted under then current law.

    8. The Board of Directors of the Company, a committee of the Board of Directors, and such officers of the Company as the Board of Directors may direct, are each hereby authorized to undertake any and all acts that may be necessary or advisable, in order to market and sell the Properties and to pay or cause to be paid such fees, costs and expenses as may be incurred in connection therewith.

APPENDIX B--MARYLAND APPRAISAL RIGHTS STATUTE

                          MARYLAND GENERAL CORPORATION LAW
                         CORPORATIONS AND ASSOCIATIONS
            TITLE 3. CORPORATIONS IN GENERAL--EXTRAORDINARY ACTIONS
                  SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS

3-201. "Successor" defined.
3-202. Right to fair value of stock.
3-203. Procedure by stockholder.
3-204. Effect of demand on dividend and other rights.
3-205. Withdrawal of demand.
3-206. Restoration of dividend and other rights.
3-207. Notice and offer to stockholders.
3-208. Petition for appraisal; consolidation of proceedings; joinder of objectors.
3-209. Notation on stock certificate.
3-210. Appraisal of fair value.
3-211. Action by court on appraisers' report.
3-212. Surrender of stock.
3-213. Rights of successor with respect to stock.

SECTION3-201. "SUCCESSOR" DEFINED.

    (a) CORPORATION AMENDING CHARTER.--In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

    (b) CORPORATION WHOSE STOCK IS ACQUIRED.--When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

SECTION3-202. RIGHT TO FAIR VALUE OF STOCK.

    (a) GENERAL RULE.--Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

        (1) The corporation consolidates or merges with another corporation;

        (2) The stockholder's stock is to be acquired in a share exchange;

        (3) The corporation transfers its assets in a manner requiring action under Section3-105 (e) of this title;

        (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

        (5) The transaction is governed by Section 3-602 of this title or exempted by Section3-603 (b) of this title.

    (b) BASIS OF FAIR VALUE.--(1) Fair value is determined as of the close of business:

               (i) With respect to a merger under Section3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under Section3-106; or

               (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

        (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

        (3) In any transaction governed by Section3-602 of this title or exempted by Section3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of Section3-603 (b) of this title.

    (c) WHEN RIGHT TO FAIR VALUE DOES NOT APPLY.--Unless the transaction is governed by Section3-602 of this title or is exempted by Section3-603 (b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

        (1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

               (i) With respect to a merger under Section3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under Section3-106; or

               (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

        (2) The stock is that of the successor in a merger, unless:

               (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

               (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

        (3) The stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

        (4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

        (5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

SECTION3-203. PROCEDURE BY STOCKHOLDER.

    (a) SPECIFIC DUTIES.--A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

        (1) Shall file with the corporation a written objection to the proposed transaction:

               (i) With respect to a merger under Section3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under Section3-106; or

               (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under Section 2-505 (b) of this article, within 10 days after the corporation gives the notice required by Section2-505 (b) of this article;

        (2) May not vote in favor of the transaction; and

        (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

    (b) FAILURE TO COMPLY WITH SECTION.--A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

SECTION 3-204. EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS.

    A stockholder who demands payment for his stock under this subtitle:

        (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section3-202 of this subtitle; and

        (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

SECTION3-205. WITHDRAWAL OF DEMAND.

    A demand for payment may be withdrawn only with the consent of the successor.

SECTION3-206. RESTORATION OF DIVIDEND AND OTHER RIGHTS.

    (a) WHEN RIGHTS RESTORED.--The rights of a stockholder who demands payment are restored in full, if:

        (1) The demand for payment is withdrawn;

        (2) A petition for an appraisal is not filed within the time required by this subtitle;

        (3) A court determines that the stockholder is not entitled to relief;
    or

        (4) The transaction objected to is abandoned or rescinded.

    (b) EFFECT OF RESTORATION.--The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

SECTION3-207. NOTICE AND OFFER TO STOCKHOLDERS.

    (a) DUTY OF SUCCESSOR.--(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

        (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

               (i) A balance sheet as of a date not more than six months before the date of the offer;

               (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

              (iii) Any other information the successor considers pertinent.

    (b) MANNER OF SENDING NOTICE.--The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

SECTION3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS.

    (a) PETITION FOR APPRAISAL.--Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

    (b) CONSOLIDATION OF SUITS; JOINDER OF OBJECTORS.--(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

        (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

SECTION3-209. NOTATION ON STOCK CERTIFICATE.

    (a) SUBMISSION OF CERTIFICATE.--At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

    (b) TRANSFER OF STOCK BEARING NOTATION.--If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

SECTION3-210. APPRAISAL OF FAIR VALUE.

    (a) COURT TO APPOINT APPRAISERS.--If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

    (b) REPORT OF APPRAISERS--FILING.--Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

    (c) SAME--CONTENTS.--The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

    (d) SAME--SERVICE; OBJECTION.--(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

        (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

SECTION3-211. ACTION BY COURT ON APPRAISERS' REPORT.

    (a) ORDER OF COURT.--The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

        (1) Confirms, modifies, or rejects it; and

        (2) If appropriate, sets the time for payment to the stockholder.

    (b) PROCEDURE AFTER ORDER.--(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

        (2) If the appraisers' report is rejected, the court may:

               (i) Determine the fair value of the stock and enter judgment for the stockholder; or

               (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

    (c) JUDGMENT INCLUDES INTEREST.--(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under Section3-202 of this subtitle.

        (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under Section3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

               (i) The price which the successor offered for the stock;

               (ii) The financial statements and other information furnished to the stockholder; and

              (iii) Any other circumstances it considers relevant.

    (d) COSTS OF PROCEEDINGS.--(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

               (i) The price which the successor offered for the stock;

               (ii) The financial statements and other information furnished to the stockholder; and

              (iii) Any other circumstances it considers relevant.

        (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

               (i) The successor did not make an offer for the stock under
           Section 3-207 of this subtitle; or

               (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

    (e) EFFECT OF JUDGMENT.--The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

SECTION3-212. SURRENDER OF STOCK.

    The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

        (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

        (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

SECTION3-213. RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.

    (a) GENERAL RULE.--A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section3-202 of this subtitle.

    (b) SUCCESSOR IN TRANSFER OF ASSETS.--After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

    (c) SUCCESSOR IN CONSOLIDATION, MERGER, OR SHARE EXCHANGE.--Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                          BEACON CAPITAL PARTNERS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 4, 2001
                                     9:00 AM
                               GOODWIN PROCTER LLP
                                 53 STATE STREET
                           BOSTON, MASSACHUSETTS 02109


BEACON CAPITAL PARTNERS, INC.
ONE FEDERAL STREET, 26TH FLOOR, BOSTON, MA 02110                           PROXY
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Beacon Capital Partners, Inc., a Maryland corporation (the "Company"), hereby appoints Alan M. Leventhal and Lionel P. Fortin, or either of them, as proxies for the undersigned, each with full power of substitution and revocation, and authorizes each of them to attend the Special Meeting of Stockholders of the Company to be held on April 4, 2001 (the "Special Meeting") at 9:00 a.m., at the offices of Goodwin Procter LLP at 53 State Street, Boston, Massachusetts, and at any adjustments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the proposals. This proxy, when properly executed, will be voted in the manner directed. If this proxy is executed but no choice is indicated, the votes entitled to be cast by the undersigned will be voted "FOR" each of the proposals and in the discretion of the persons named as proxies as to such other matters as may properly come before the meeting or any adjournments of postponements thereof. Thus, a stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date the proxy and return it to the Company. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

Please mark boxes in blue or black ink. Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.       To approve the proposed amendment to the Company's charter.

                  / / For       / / Against      / / Abstain


2. To approve the proposed Asset Sale Plan, which authorizes the Company to sell, transfer or exchange all or substantially all of its assets.

                  / / For       / / Against      / / Abstain


3. To consider and act upon any other business as may properly come before the meeting or any adjournments or postponements thereof in the discretion of the persons named as proxies.

                  / / For       / / Against      / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

Address Change?  Mark Box  / /    Indicate changes below:

                                    Date: ___________________, 2001

                                    -------------------------------------------


                                    -------------------------------------------
                                    Signature(s) in Box

                                    Please sign exactly as your name(s)
                                    appear(s) on the records of the Company
                                    and date. If the shares are held in joint tenancy, each person must sign. When signing as an attorney, executor, admin-istrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).